EXHIBIT 2.1

AGREEMENT AND PLAN OF MERGER

by and among

BLOOMBERG INC.

BRASS ACQUISITION CORP.

and

THE BUREAU OF NATIONAL AFFAIRS, INC.

dated

AUGUST 24, 2011

TABLE OF CONTENTS

		Page

Index of Defined Terms ……………………………………………………………………...........................................................................................................................................................
		iv
ARTICLE I THE OFFER AND MERGER
Section 1.1	The Offer……………………………………………………………………..................................................................................................................................................	2
Section 1.2	Company Actions……………………………………………………………...............................................................................................................................................	4
Section 1.3	Directors……………………………………………………………………...................................................................................................................................................	6
Section 1.4	The Merger…………………………………………………………………..................................................................................................................................................	7
Section 1.5	Effective Time………………………………………………………………..................................................................................................................................................	8
Section 1.6	Closing………………………………………………………………………..................................................................................................................................................	8
Section 1.7	Directors and Officers of the Surviving Corporation………………………............................................................................................................................................	8
Section 1.8	Subsequent Actions...	8
Section 1.9	Preparation of Proxy Statement; Stockholders' Meeting……………………..........................................................................................................................................	9
Section 1.10	Merger Without Meeting of Stockholders………………………………….............................................................................................................................................	11
ARTICLE II CONVERSION OF SECURITIES
Section 2.1	Conversion of Capital Stock………………………………………………….............................................................................................................................................	11
Section 2.2	Exchange of Certificates……………………………………………………................................................................................................................................................	12
Section 2.3	Dissenting Shares……………………………………………………………...............................................................................................................................................	13
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Section 3.1	Corporate Organization and Power…………………………………………..............................................................................................................................................	14
Section 3.2	Company Subsidiaries; Equity Interests…………………………………….............................................................................................................................................	15
Section 3.3	Capitalization…………………………………………………………………...............................................................................................................................................	16
Section 3.4	Authority; Execution and Delivery; Enforceability…………………………...........................................................................................................................................	16
Section 3.5	No Conflicts; Consents……………………………………………………….............................................................................................................................................	17
Section 3.6	SEC Documents; Financial Statements………………………………………...........................................................................................................................................	18
Section 3.7	No Undisclosed Liabilities…………………………………………………................................................................................................................................................	19
Section 3.8	Information Supplied…………………………………………………………..............................................................................................................................................	20
Section 3.9	Absence of Certain Changes or Events………………………………………..........................................................................................................................................	20
Section 3.10	Taxes………………………………………………………………………….................................................................................................................................................	20
Section 3.11	Employee Benefit Plans……………………………………………………….............................................................................................................................................	22
Section 3.12	Litigation………………………………………………………………………..............................................................................................................................................	25

i

		Page
Section 3.13	Compliance with Applicable Laws……………………………………………..........................................................................................................................................	25
Section 3.14	Labor Matters………………………………………………………………….............................................................................................................................................	25
Section 3.15	Real Property…………………………………………………………………..............................................................................................................................................	26
Section 3.16	Insurance……………………………………………………………………….............................................................................................................................................	27
Section 3.17	Material Contracts…………………………………………………………….............................................................................................................................................	28
Section 3.18	Environmental Matters………………………………………………………..............................................................................................................................................	29
Section 3.19	Intellectual Property…………………………………………………………..............................................................................................................................................	30
Section 3.20	Affiliate Transactions…………………………………………………………............................................................................................................................................	32
Section 3.21	Brokers……………………………………………………………………….................................................................................................................................................	32
Section 3.22	Opinion of Financial Advisor…………………………………………………...........................................................................................................................................	32
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER
Section 4.1	Corporate Organization and Power………………………………………….............................................................................................................................................	33
Section 4.2	Purchaser; Equity Interests……………………………………………………..........................................................................................................................................	33
Section 4.3	Authority; Execution and Delivery; Enforceability…………………………..........................................................................................................................................	33
Section 4.4	No Conflicts; Consents……………………………………………………….............................................................................................................................................	34
Section 4.5	Information Supplied………………………………………………………….............................................................................................................................................	34
Section 4.6	Brokers………………………………………………………………………….............................................................................................................................................	35
Section 4.7	Sufficient Funds……………………………………………………………….............................................................................................................................................	35
Section 4.8	No Other Representations or Warranties; Investigation by the Parent………....................................................................................................................................	35
ARTICLE V CONDUCT OF BUSINESS PENDING THE MERGER
Section 5.1	Interim Operations of the Company…………………………………………............................................................................................................................................	35
ARTICLE VI ADDITIONAL AGREEMENTS
Section 6.1	Notification of Certain Matters………………………………………………............................................................................................................................................	38
Section 6.2	Access; Confidentiality………………………………………………………............................................................................................................................................	39
Section 6.3	Non-Solicitation……………………………………………………………….............................................................................................................................................	40
Section 6.4	Publicity………………………………………………………………………..............................................................................................................................................	43
Section 6.5	Directors' and Officers' Insurance and Indemnification……………………….......................................................................................................................................	43
Section 6.6	Further Action; Reasonable Best Efforts……………………………………….......................................................................................................................................	45
Section 6.7	Approval of Compensation Arrangements…………………………………….......................................................................................................................................	47
Section 6.8	Employee Benefits Matters……………………………………………………..........................................................................................................................................	47
Section 6.9	Rockville PSA………………………………………………………………….............................................................................................................................................	49
Section 6.10	State Takeover Laws………………………………………………………….............................................................................................................................................	49
Section 6.11	Shareholder Litigation…………………………………………………………...........................................................................................................................................	49

Page
ARTICLE VII CONDITIONS
Section 7.1	Conditions to Each Party's Obligations to Effect the Merger………………….....................................................................................................................................	49
ARTICLE VIII TERMINATION
Section 8.1	Termination…………………………………………………………………….............................................................................................................................................	50
Section 8.2	Notice of Termination; Effect of Termination…………………………………........................................................................................................................................	52
ARTICLE IX MISCELLANEOUS
Section 9.1	Amendment and Modification; Waiver……………………………………….........................................................................................................................................	54
Section 9.2	Non-survival of Representations and Warranties…………………………….......................................................................................................................................	54
Section 9.3	Expenses……………………………………………………………………….............................................................................................................................................	55
Section 9.4	Certain Definitions……………………………………………………………............................................................................................................................................	55
Section 9.5	Notices…………………………………………………………………………............................................................................................................................................	55
Section 9.6	Interpretation…………………………………………………………………….........................................................................................................................................	56
Section 9.7	Jurisdiction; Waiver of Jury Trial……………………………………………….......................................................................................................................................	57
Section 9.8	Service of Process……………………………………………………………….........................................................................................................................................	57
Section 9.9	Specific Performance…………………………………………………………............................................................................................................................................	57
Section 9.10	Counterparts……………………………………………………………………..........................................................................................................................................	57
Section 9.11	Entire Agreement; Third-Party Beneficiaries…………………………………........................................................................................................................................	58
Section 9.12	Severability……………………………………………………………………............................................................................................................................................	58
Section 9.13	Governing Law…………………………………………………………………..........................................................................................................................................	58
Section 9.14	Assignment……………………………………………………………………............................................................................................................................................	58
Section 9.15	Joint and Several Liability; Obligation of Parent; Non-Recourse Against Others…………………………………………………………………………….........	58

Annex I	………………………………………………………………………………………....................................................................................................................................................	I-1
Exhibit A –
Certificate of Incorporation of Surviving Corporation……………………………..............................................................................................................................................
A-1

Index of Defined Terms

Defined Term

Acceptance Time……………………………………………………………………………........................................................................................................................................................
Agreement…………………………………………………………………………………...........................................................................................................................................................
Antitrust Laws………………………………………………………………………………........................................................................................................................................................
Arrangements…………………………………………………………………………….............................................................................................................................................................
Book-Entry Shares……………………………………………………………………….............................................................................................................................................................
Business Day………………………………………………………………………………..........................................................................................................................................................
Certificate of Merger………………………………………………………………………..........................................................................................................................................................
Certificates…………………………………………………………………………………...........................................................................................................................................................
Class A Shares………………………………………………………………………………........................................................................................................................................................
Class A Stockholders……………………………………………………………………….........................................................................................................................................................
Class B Shares……………………………………………………………………………….........................................................................................................................................................
Class C Shares……………………………………………………………………………….........................................................................................................................................................
Closing……………………………………………………………………………………….........................................................................................................................................................
Closing Date…………………………………………………………………………………........................................................................................................................................................
Code…………………………………………………………………………………………..........................................................................................................................................................
Company…………………………………………………………………………………..............................................................................................................................................................
Company Acquisition Proposal…………………………………………………………….......................................................................................................................................................
Company Board of Directors………………………………………………………………........................................................................................................................................................
Company Board Recommendation………………………………………………………...........................................................................................................................................................
Company By-laws…………………………………………………………………………...........................................................................................................................................................
Company Charter……………………………………………………………………………........................................................................................................................................................
Company Disclosure Schedule……………………………………………………………….....................................................................................................................................................
Company Employee…………………………………………………………………………........................................................................................................................................................
Company Intellectual Property……………………………………………………………….....................................................................................................................................................
Company Material Adverse Effect………………………………………………………...........................................................................................................................................................
Company Multiemployer Plan………………………………………………………………......................................................................................................................................................
Company Plan……………………………………………………………………………….........................................................................................................................................................
Company Real Property………………………………………………………………….............................................................................................................................................................
Company SEC Documents……………………………………………………………….............................................................................................................................................................
Company Stockholder Approval…………………………………………………………..........................................................................................................................................................
Company Stockholders………………………………………………………………………......................................................................................................................................................
Company Stockholders' Meeting…………………………………………………………….....................................................................................................................................................
Company Subsidiary………………………………………………………………………..........................................................................................................................................................
Confidentiality Agreement………………………………………………………………............................................................................................................................................................
Consent………………………………………………………………………………………........................................................................................................................................................
Contract……………………………………………………………………………………............................................................................................................................................................
Covered Securityholders…………………………………………………………………...........................................................................................................................................................
D&O Insurance……………………………………………………………………………….......................................................................................................................................................
Delaware Court………………………………………………………………………………........................................................................................................................................................
DGCL……………………………………………………………………………………….............................................................................................................................................................
Dissenting Shares…………………………………………………………………………….......................................................................................................................................................
Divestiture Action…………………………………………………………………………..........................................................................................................................................................
Page 6 1 18 24 12 55 8 12 1 1 1 1 8 8 55 1 42, 53 1 4 15 3 14 47 32 15 23 23 26 19 18 1 9 16 39 18 18 24 44 57 1 14 46

DOJ………………………………………………………………………………………................................................................................................................................................................
Effective Time………………………………………………………………………………..........................................................................................................................................................
Encumbrances…………………………………………………………………………….............................................................................................................................................................
Environmental Laws………………………………………………………………………….......................................................................................................................................................
ERISA……………………………………………………………………………………...............................................................................................................................................................
ERISA Affiliate……………………………………………………………………………............................................................................................................................................................
Evercore……………………………………………………………………………………............................................................................................................................................................
Exchange Act………………………………………………………………………………...........................................................................................................................................................
Expense Reimbursement…………………………………………………………………............................................................................................................................................................
FTC………………………………………………………………………………………...............................................................................................................................................................
GAAP………………………………………………………………………………………...........................................................................................................................................................
Governmental Entity………………………………………………………………………….......................................................................................................................................................
HSR Act……………………………………………………………………………………...........................................................................................................................................................
Intellectual Property………………………………………………………………………...........................................................................................................................................................
interested stockholder……………………………………………………………………............................................................................................................................................................
Intervening Event…………………………………………………………………………...........................................................................................................................................................
IRS………………………………………………………………………………………….............................................................................................................................................................
Judgment…………………………………………………………………………………..............................................................................................................................................................
Knowledge…………………………………………………………………………………...........................................................................................................................................................
Landlord Leases……………………………………………………………………………..........................................................................................................................................................
Law………………………………………………………………………………………................................................................................................................................................................
Leased Real Property………………………………………………………………………..........................................................................................................................................................
Material Contracts……………………………………………………………………………......................................................................................................................................................
Merger……………………………………………………………………………………..............................................................................................................................................................
Merger Consideration……………………………………………………………………............................................................................................................................................................
Minimum Condition…………………………………………………………………………........................................................................................................................................................
Notice of Recommendation Withdrawal……………………………………………………......................................................................................................................................................
Offer…………………………………………………………………………………………..........................................................................................................................................................
Offer Conditions…………………………………………………………………………..............................................................................................................................................................
Offer Documents………………………………………………………………………….............................................................................................................................................................
Offer Price…………………………………………………………………………………….........................................................................................................................................................
Open Source………………………………………………………………………………….........................................................................................................................................................
Outside Date…………………………………………………………………………………........................................................................................................................................................
Owned Real Property………………………………………………………………………..........................................................................................................................................................
Parent………………………………………………………………………………………............................................................................................................................................................
Parent Insider………………………………………………………………………………...........................................................................................................................................................
Parent Material Adverse Effect……………………………………………………………….....................................................................................................................................................
Paying Agent………………………………………………………………………………….......................................................................................................................................................
Permits……………………………………………………………………………………...............................................................................................................................................................
Permitted Dividend………………………………………………………………………..............................................................................................................................................................
Permitted Liens………………………………………………………………………………........................................................................................................................................................
Person………………………………………………………………………………………...........................................................................................................................................................
Proxy Date…………………………………………………………………………………............................................................................................................................................................
Proxy Statement……………………………………………………………………………...........................................................................................................................................................
Proxy Statement Clearance Date…………………………………………………………............................................................................................................................................................
Purchaser…………………………………………………………………………………..............................................................................................................................................................
46 8 15 29 22 22 32 2 53 46 19 18 18 32 33 43 23 18 55 27 18 26 28 1 12 2 41 1 2 3 1 32 50 26 1 6 33 12 25 36 27 55 10 9 10 1

v

Purchaser Common Stock……………………………………………………………………......................................................................................................................................................
Real Property Leases………………………………………………………………………..........................................................................................................................................................
Recommendation Withdrawal……………………………………………………………...........................................................................................................................................................
Representatives……………………………………………………………………………….......................................................................................................................................................
Reverse Termination Fee…………………………………………………………………...........................................................................................................................................................
Sarbanes-Oxley Act………………………………………………………………………............................................................................................................................................................
Schedule 14D-9………………………………………………………………………………........................................................................................................................................................
SEC………………………………………………………………………………………................................................................................................................................................................
Shares………………………………………………………………………………………...........................................................................................................................................................
Subsidiary…………………………………………………………………………………............................................................................................................................................................
Superior Proposal…………………………………………………………………………............................................................................................................................................................
Surviving Corporation………………………………………………………………………........................................................................................................................................................
Surviving Corporation Plan………………………………………………………………...........................................................................................................................................................
Tax Return…………………………………………………………………………………............................................................................................................................................................
Taxes……………………………………………………………………………………….............................................................................................................................................................
Tenant Leases………………………………………………………………………………..........................................................................................................................................................
Termination Fee……………………………………………………………………………...........................................................................................................................................................
Transactions…………………………………………………………………………………........................................................................................................................................................
11 27 41 39 53 19 4 3 1 15 43 8 48 22 22 26 53 17

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated August 24, 2011, by and among BLOOMBERG INC., a Delaware corporation ("Parent"), BRASS ACQUISITION CORP., a Delaware corporation and a wholly-owned subsidiary of Parent ("Purchaser"), and THE BUREAU OF NATIONAL AFFAIRS, INC., a Delaware corporation (the "Company").

WHEREAS, the Boards of Directors of Parent, Purchaser and the Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

WHEREAS, in furtherance thereof it is proposed that, on the terms and subject to the conditions set forth in this Agreement, Purchaser make a cash tender offer (such tender offer, as it may be amended and supplemented from time to time as permitted by this Agreement, the "Offer") to purchase all of the issued and outstanding shares of Class A common stock, par value $1.00 per share, of the Company (the "Class A Shares"), all of the issued and outstanding shares of Class B common stock, par value $1.00 per share, of the Company (the "Class B Shares"), and all of the issued and outstanding shares of Class C common stock, par value $1.00 per share, of the Company (the "Class C Shares" and, together with the Class A Shares and the Class B Shares, the "Shares") for $39.50 per Share, net to the sellers in cash (such price, or any such higher price per Share as may be paid in the Offer, is referred to herein as the "Offer Price"), subject to any required withholding of Taxes;

WHEREAS, also in furtherance of such acquisition, it is proposed that, on the terms and subject to the conditions set forth in this Agreement, following the consummation of the Offer, Purchaser shall merge with and into the Company (the "Merger"), pursuant to which each outstanding Share shall be converted into the right to receive the Offer Price, without interest, except for (i) Shares held by holders who comply with the relevant provisions of the General Corporation Law of the State of Delaware (the "DGCL") regarding the right of stockholders to require appraisal of their Shares and (ii) Shares held in the treasury of the Company or owned by Parent, Purchaser or any wholly-owned Subsidiary of Parent;

WHEREAS, the Board of Directors of the Company (the "Company Board of Directors") (i) has approved this Agreement, (ii) has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of the Shares (the "Company Stockholders"), and (iii) has resolved to recommend that the Company Stockholders accept the Offer and tender their Shares into the Offer and that the holders of Class A Shares (the "Class A Stockholders") adopt this Agreement, in each case, upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS Parent, Purchaser and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements contained in this Agreement, and subject to the conditions set forth herein, the parties hereto agree as follows:

ARTICLE I

THE OFFER AND MERGER

Section 1.1 The Offer.

(a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events or conditions set forth in Annex I hereto shall have occurred and be continuing and not have been waived by Parent or Purchaser, as promptly as reasonably practicable after the date hereof (and, in any event, no later than the tenth (10th) Business Day after the date of this Agreement), Parent shall cause Purchaser to, and Purchaser shall, commence (within the meaning of Rule 14d-2 under the U.S. Securities Exchange Act of 1934, as amended (together with the rules and regulations thereunder, the "Exchange Act")) the Offer to purchase for cash all Shares at the Offer Price.  The obligations of Purchaser to accept for payment and to pay for any Shares validly tendered and not properly withdrawn on or prior to the expiration of the Offer shall be subject only to (i) there being validly tendered and not properly withdrawn prior to the expiration of the Offer that number of Class A Shares which represents a majority of the Class A Shares outstanding on a fully diluted basis as of the expiration of the Offer (the "Minimum Condition") and (ii) the other conditions set forth in Annex I hereto (the "Offer Conditions").  Subject to the prior satisfaction or waiver (except that the Minimum Condition may not be waived) by Parent or Purchaser of the Minimum Condition and the Offer Conditions, Purchaser shall, in accordance with the terms of the Offer, consummate the Offer and accept for payment and pay for all Shares validly tendered and not properly withdrawn pursuant to the Offer promptly after expiration of the Offer.  The Offer shall initially be scheduled to expire at midnight, New York City time, on the twentieth (20th) Business Day (calculated as set forth in Rule 14d-1(g)(3) under the Exchange Act) following the commencement of the Offer; provided, however, that if on the initial scheduled expiration date of the Offer or on any subsequent scheduled expiration date of the Offer (as extended in accordance with this Agreement) all conditions to the Offer shall not have been satisfied or waived, Purchaser may, from time to time, in its sole discretion, extend the Offer for one or more periods of time of up to ten (10) Business Days each as Purchaser may determine; and provided, further, that if on the initial scheduled expiration date of the Offer or on any subsequent scheduled expiration date of the Offer (as extended in accordance with this Agreement), the condition to the Offer set forth in paragraph (f) of Annex I hereto has not been satisfied, Purchaser shall be obligated to extend the Offer for one or more periods of time of up to ten (10) Business Days each until such condition has been satisfied.  In no event shall Purchaser extend the Offer following the termination of this Agreement.

(b) Purchaser may increase the Offer Price and extend the Offer to the extent required by Law in connection with such increase, in each case in its sole discretion and without the Company's consent.  Purchaser and Parent shall not amend or waive the Minimum Condition and shall not, without the prior written consent of the Company, (A) decrease the Offer Price (as it may have been increased hereunder) or change the form of consideration payable in the Offer, (B) decrease the number of Shares sought pursuant to the Offer, (C) add to the Offer Conditions or modify the Offer Conditions in a manner adverse to the holders of Shares, (D) extend the Offer, except as permitted or required by this Section 1.1 or as required by applicable Law (including for any period required by any rule, regulation, interpretation or position of the United States Securities and Exchange Commission (the "SEC" or the staff thereof) or (E) make any other change in the terms or conditions of the Offer that is adverse to the holders of Shares.  The Offer may not be terminated prior to its expiration date (as such expiration date may be extended in accordance with this Agreement), unless this Agreement is validly terminated in accordance with Article VIII.  Following expiration of the Offer, Purchaser may, in its sole discretion, provide a "subsequent offering period" for three (3) to twenty (20) Business Days to acquire outstanding untendered Shares in accordance with Rule 14d-11 under the Exchange Act.  If Purchaser shall commence a subsequent offering period in connection with the Offer, Purchaser shall accept for payment and pay for all Shares validly tendered and not properly withdrawn during such subsequent offering period.  Notwithstanding any other provision in this Agreement to the contrary, in accordance with Article XI of the Company's Certificate of Incorporation as in effect on the date of this Agreement (the "Company Charter"), if Shares are accepted pursuant to the Offer, Parent and Purchaser for two (2) years thereafter shall take such actions as are necessary to offer to purchase, for cash, any Shares not tendered, at the Offer Price, it being understood and agreed that upon consummation of the Merger any such Shares not tendered will no longer remain outstanding and Parent and Purchaser shall be deemed to have satisfied their obligations under this sentence.

(c) On the date the Offer is commenced, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall include the offer to purchase and form of the letter of transmittal (collectively, together with any amendments and supplements thereto, the "Offer Documents").  Subject to the Company's compliance with Section 1.2(b) and Section 1.3(b), Parent and Purchaser shall cause the Offer Documents to be disseminated to holders of Shares as required by applicable U.S. federal securities Laws.  Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if it shall have become false or misleading in any material respect or as otherwise required by Law.  Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares as required by applicable U.S. federal securities Laws.  The Company shall promptly furnish to Parent and Purchaser all information concerning the Company that is required or reasonably requested by Parent or Purchaser in connection with the obligations relating to the Offer Documents contained in this Section 1.1(b) and as required by Law.  The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents before they are filed with the SEC, and Parent and Purchaser shall give reasonable and good faith consideration to any comments made by the Company and its counsel.  In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments or communications that Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after Parent's or Purchaser's, as the case may be, receipt of such comments, and any written or oral responses thereto, and shall provide the Company and its counsel a reasonable opportunity to participate in the response of Parent and Purchaser to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with Parent and Purchaser or their counsel in any discussions or meetings with the SEC.

(d) Parent shall cause to be provided to Purchaser all of the funds necessary to purchase any and all Shares that Purchaser becomes obligated to purchase pursuant to the Offer, and shall cause Purchaser to perform, on a timely basis, all of Purchaser's obligations under this Agreement.

(e) The Offer Price shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Shares), cash dividend, reorganization, recapitalization or other like change with respect to Shares occurring (or for which a record date is established) after the date of this Agreement and prior to the payment by Purchaser for the Shares validly tendered and not properly withdrawn in connection with the Offer; provided, however, that no adjustment to the Offer Price shall be made with respect to the Permitted Dividend.

Section 1.2 Company Actions.

(a) The Company hereby approves of and consents to the Offer, and represents and warrants that the Company Board of Directors, at a meeting duly called and held, has unanimously (i) approved this Agreement, and deemed this Agreement, the Offer, the Merger and the Transactions advisable, fair to and in the best interests of the Company and the Company Stockholders; (ii) approved and adopted this Agreement and the Transactions, including the Offer and the Merger, in all respects, and, subject to the accuracy of the representation set forth in Section 4.2(b) of this Agreement, such approval constitutes approval of the Offer, the Merger, this Agreement and the Transactions for purposes of Section 203 of the DGCL; (iii) subject to Section 6.3(c), resolved to recommend that the Company Stockholders accept the Offer, that the Company Stockholders tender their Shares in the Offer, and that the Class A Stockholders adopt this Agreement to the extent required by applicable Law (the "Company Board Recommendation") and (iv) for purposes of Article IV, Sections 1A.6, 1A.8 and 1A.15 of the Company Charter, consented to the transfer of Shares pursuant to the Offer.  The Company consents to the inclusion of the Company Board Recommendation in the Offer Documents, subject to Section 6.3(c).

(b) As soon as reasonably practicable following (but on the same date as) the filing of the Offer Documents, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule  14D-9 (together with all amendments, supplements and exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 6.3(c) and the fiduciary duties of the Company Board of Directors, contain the Company Board Recommendation.  The Company agrees to cause the Schedule 14D-9 to be filed with the SEC and, subject to Purchaser's compliance with Section 1.1(a), disseminated to holders of Shares as required by and in accordance with applicable U.S. federal securities Laws.  The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if it shall have become false or misleading in any material respect or as otherwise required by Law.  The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares as required by and in accordance with applicable U.S. federal securities Laws.  Parent and Purchaser shall promptly furnish to the Company all information concerning Parent and Purchaser that is required or reasonably requested by the Company in connection with the obligations relating to the Schedule 14D-9 contained in this Section 1.2(b).  Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 before it is filed with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent, Purchaser and their counsel.  In addition, the Company agrees to provide Parent, Purchaser and their counsel in writing with any comments or communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments, and any oral or written responses thereto and shall provide Parent, Purchaser and their counsel a reasonable opportunity to participate in the response of the Company to those comments and to provide comments on that response (to which reasonable and good faith consideration shall be given), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

(c) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated periodically, and their addresses, mailing labels and lists of security positions) as Purchaser or its agents may reasonably request.  Except as required by applicable Law, and except as necessary to communicate regarding the Offer, the Merger or the Transactions with the Company Stockholders, Parent and Purchaser (and their respective Representatives) shall hold in confidence the information contained in any such labels, listings and files, shall use such information solely in connection with the Offer, the Merger and the Transactions, and, if this Agreement is terminated or the Offer is otherwise terminated, shall promptly deliver or cause to be delivered to the Company or destroy all copies of such information, labels, listings and files then in their possession or in the possession of their Representatives.

(d) The Company hereby: (i) waives all rights to repurchase any Shares purchased by Purchaser pursuant to the Offer or the terms of this Agreement, whether arising pursuant to Article IV Section 1A.5 or 9 of the Company Charter or otherwise, (ii) consents to the future transfer of such Shares, and waives any right to purchase such Shares upon any subsequent transfer, whether arising pursuant to Article IV Section 1A.5, 6 or 8 of the Company Charter or otherwise, provided such transfer does not delay the consummation of the Merger, and (iii) represents, warrants, covenants and agrees that the Class A Shares purchased pursuant to the terms of this Agreement shall be entitled to the same voting and consent rights as Class A Shares that remain outstanding following consummation of the Offer and held by persons other than Purchaser.

(e) If at any time following the Acceptance Time, the number of holders of record of the Class A Shares is fewer than three hundred (300), the Company shall use reasonable best efforts to terminate registration of the Class A Shares under the Exchange Act, including the filing of Exchange Act Form 15 with the SEC.

Section 1.3 Directors.

(a) Promptly following the acceptance for payment by Purchaser of Shares pursuant to and in accordance with the Offer (the "Acceptance Time"), and for so long as Parent directly or indirectly beneficially owns not less than a majority of the then issued and outstanding Class A Shares, the Company shall reduce the total number of directors on the Company Board of Directors to five and Purchaser shall be entitled to designate three directors on the Company Board of Directors.  The Company shall also, upon the request of Parent, cause such persons designated by Purchaser to constitute a majority of each committee of the Company Board of Directors (other than any committee comprised solely of Continuing Directors established to take action under this Agreement, which shall be permitted to meet without the presence of other directors solely for purposes of considering and, if necessary, taking action referred to in Section 1.3(c) below).  At the next regular meeting of the Company Board of Directors after the date of this Agreement, which is scheduled for Thursday, September 8, 2011 and which will not be adjourned to a date later than the Business Day prior to the initial expiration date of the Offer, the Company will amend the By-laws of the Company and take such other action as is necessary or appropriate to permit representatives of Parent and Purchaser to serve as directors on the Company Board of Directors and each committee thereof from and after the Acceptance Time and for no other Person to be required to be elected or designated to the Company Board of Directors or any committee thereof other than the Continuing Directors.  Solely for the purposes of this Section 1.3, any and all members of the Company Board of Directors immediately prior to such appointments by Parent who remain on the Company Board after such appointment by Parent shall be referred to as “Continuing Directors”; which Continuing Directors are hereby and shall be deemed to be constituted as a committee of the Company Board of Directors for purposes of the actions to be taken thereby pursuant to Section 1.3(c).  Except with respect to the Continuing Directors, the Company will cause the resignations of each director on the Company Board of Directors (and each committee thereof), which resignations are each contingent solely upon the occurrence of the Acceptance Time and the Company’s acceptance of such resignation.  Upon the consummation of the Offer, the Company shall accept such resignations.  Prior to the Effective Time, the Company Board shall have at least two Continuing Directors.  If the number of directors who are Continuing Directors is reduced below two prior to the Effective Time, the remaining Continuing Director shall be entitled to designate an individual to fill such vacancy who is not a current or former officer, director, employee or consultant of Parent or any of its Subsidiaries (a "Parent Insider") and who shall be deemed a Continuing Director for all purposes of this Agreement, and the Company shall cause such designee to be appointed to the Company Board of Directors. If, notwithstanding compliance with the foregoing provisions, the number of Continuing Directors is reduced to zero, then the other directors on the Company Board of Directors shall designate and appoint to the Company Board of Directors two individuals who are not Parent Insiders who shall be deemed Continuing Directors for all purposes of this Agreement.

(b) The Company’s obligations to appoint designees of Purchaser to the Company Board of Directors shall be subject to Section 14(f) of the Exchange Act and  Rule 14f-l promulgated thereunder.  The Company, at its expense, shall promptly take all actions required pursuant to Section 14(f) and Rule 14f-l in order to fulfill its obligations under this Section 1.3, including mailing to the Company Stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9, as contemplated by Section 1.2(b)) as is necessary to fulfill the Company’s obligations under Section 1.3(a); provided, that Parent and Purchaser shall have timely supplied to the Company in writing, and shall be solely responsible for, any information with respect to Parent, Purchaser and their designees, officers, directors and affiliates to the extent required by such Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder.  The provisions of Section 1.3(a) are in addition to and shall not limit any rights Parent, Purchaser or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of Law with respect to the election of directors or otherwise.

(c) Following the election or appointment of Purchaser’s designees pursuant to Section 1.3(a) and prior to the Effective Time, the approval by a majority of the Continuing Directors then in office (or, if there shall be only one or two Continuing Directors then in office, all of such Continuing Directors then in office) shall be required to authorize (and such authorization shall (A) not be effective unless there is in office at least one (1) Continuing Director and (B) constitute the authorization of the Company Board of Directors, and no other action on the part of the Company, including any action by any committee thereof or any other director of the Company, shall, unless otherwise required by Law, be required or permitted to authorize) (i) any amendment, modification or termination of this Agreement, or agreement or consent to any amendment, modification or termination of this Agreement, by the Company, (ii) any extension of time for performance, or waiver, of any obligation or action hereunder by Parent or Purchaser, (iii) any waiver or exercise of any of the Company’s rights under this Agreement if such action would adversely affect the interests of the stockholders of the Company (other than Parent or any of its affiliates), (iv) any waiver of any condition to the Company’s obligations hereunder, (v) any material amendment or other modification to the Company’s Certificate of Incorporation or By-laws in a manner that would reasonably be expected to adversely affect the interests of the Company Stockholders (other than Parent or any of its affiliates), or (vi) the taking of any other action by the Company in connection with this Agreement or the Transactions, other than the Company’s performance of its obligations under this Agreement (including the consummation of the Merger), that would reasonably be expected to adversely affect the interests of the stockholders of the Company (other than Parent or any of its affiliates).  The Continuing Directors shall have the authority to retain such counsel (which may include current counsel to the Company) and other advisors at the expense of the Company as determined by the Continuing Directors and shall have the authority to institute any action on behalf of the Company to enforce performance of this Agreement or any of the Company’s rights hereunder, in each case to the extent reasonably appropriate to the exercise and discharge of their fiduciary and other duties.

Section 1.4 The Merger

(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, the Company and Purchaser shall consummate the Merger, pursuant to which (i) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the Laws of the State of Delaware, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger.  The corporation surviving the Merger is sometimes hereinafter referred to as the "Surviving Corporation."  The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL.

(b) The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended in its entirety as set forth in Exhibit A hereto and, as so amended, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation (and subject to Section 6.5(a)).

(c) The By-laws of the Company, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws (and subject to Section 6.5(a)).

Section 1.5 Effective Time.  Parent, Purchaser and the Company shall cause the appropriate certificate of merger or certificate of ownership and merger, as the case may be (the "Certificate of Merger"), to be executed and filed on the Closing Date with the Secretary of State of the State of Delaware as provided in the DGCL.  The Merger shall become effective on the date and time on which the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware, or such later time as agreed upon by the parties and specified in the Certificate of Merger, such time hereinafter referred to as the "Effective Time."

Section 1.6 Closing.  Unless this Agreement shall have been terminated in accordance with Section 8.1, the closing of the Merger (the "Closing") shall take place at 10:00 a.m., local time, on a date to be specified by the parties, such date to be no later than the third (3rd) Business Day after satisfaction or waiver of all of the conditions set forth in Article VII (such date upon which the Closing occurs, the "Closing Date"), at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York, 10022, unless another date, time or place is agreed to in writing by the parties hereto.

Section 1.7 Directors and Officers of the Surviving Corporation.  The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Certificate of Incorporation and By-laws.

Section 1.8 Subsequent Actions.  If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, that any actions are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to take all such actions as may be necessary or desirable to vest all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

Section 1.9 Preparation of Proxy Statement; Stockholders' Meeting.

(a) If required by Law to consummate the Merger, the Company shall in accordance with applicable Law:

           (i) duly call, give notice of, convene and hold a special meeting of the Class A Stockholders as soon as reasonably practicable following the acceptance for payment of Shares by Purchaser pursuant to the Offer (or, if later, following the termination of the subsequent offering period, if any) for the purpose of considering and taking action upon this Agreement (the "Company Stockholders' Meeting"); and

           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its reasonable best efforts (A) to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (together with any amendments and supplements thereto, the "Proxy Statement") to be mailed to the Class A Stockholders as soon as reasonably practicable, which Proxy Statement shall include all information required under applicable Law to be furnished to the Class A Stockholders in connection with the Merger and the Transactions, and, subject to Section 6.3(c), shall include the Company Board Recommendation, the full text of the written opinion described in Section 3.19 and a copy of Section 262 of the DGCL, and (B) to obtain the necessary approvals of this Agreement and the Merger by the Class A Stockholders.  The Company shall cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.  Each of Parent and Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Proxy Statement if it shall have become false or misleading in any material respect or as otherwise required by Law. The Company agrees to take all steps necessary to cause the Proxy Statement as so corrected to be filed with the SEC and to be disseminated to the holders of Class A Shares, in each case as, and to the extent, required by applicable Law.  Parent, Purchaser and their counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before it is filed with the SEC, and the Company shall give good faith consideration to any reasonable comments made by Parent, Purchaser and their counsel.  In addition, the Company agrees to provide Parent, Purchaser and their counsel in writing with any comments or communications that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Proxy Statement promptly after the Company's receipt of such comments, and any oral or written responses thereto and shall provide Parent, Purchaser and their counsel a reasonable opportunity to participate in the response of the Company to those comments and to provide comments on that response (to which good faith consideration shall be given to any reasonable comments), including by participating with the Company or its counsel in any discussions or meetings with the SEC.

          (iii) If the adoption of this Agreement by the Class A Stockholders is required by Law, then the Company shall have the right at any time after the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth calendar day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement (the “Proxy Statement Clearance Date”) to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days), (x) establish a record date for and give notice of the Company Stockholders Meeting or the mailing of the Proxy Statement if no Company Stockholders Meeting is required and (y) mail to the holders of Company Common Stock as of the record date established the Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”).  Unless the Company has received sufficient written consents to obviate the need for the Company Stockholders Meeting, the Company shall duly call, convene and hold the Company Stockholders Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than 35 calendar days following the date the Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meetings shall require the prior written consent of Parent other than in the case it is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Company’s stockholders prior to the Company Stockholders Meeting. Once the Company has established a record date, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law or the Company’s bylaws.  Unless this Agreement is validly terminated in accordance with Section 8.1, the Company shall submit this Agreement to the Class A Stockholders at the Company Stockholders Meeting even if the Company Board of Directors shall have effected a Recommendation Withdrawal or proposed or announced any intention to do so.  Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the Class A Stockholders at the Company Stockholders Meeting.

(b) Subject to Section 6.3(c), the Company shall use its reasonable best efforts to solicit from the Class A Stockholders proxies in favor of the adoption of this Agreement and take all actions reasonably necessary or advisable to secure the approval of the

Class A Stockholders required by the DGCL, the Company Charter and any other applicable Law to effect the Merger.

(c) Parent and Purchaser shall supply all information reasonably requested by the Company in connection with the preparation of the Proxy Statement as promptly as practicable.

(d) Subject to Section 6.3(c), the Company shall, through the Company Board of Directors, recommend to the Class A Stockholders adoption of this Agreement, and, except as expressly permitted by this Agreement, shall not withdraw, amend or modify in a manner adverse to Parent the Company Board Recommendation.  Parent agrees that it will vote, or cause to be voted, or submit a written consent with respect to, all of the Class A Shares then owned by it, Purchaser or any of Parent's other Subsidiaries in favor of the adoption and approval of this Agreement and the Merger.

Section 1.10 Merger Without Meeting of Stockholders.  Notwithstanding Section 1.9, in the event that Parent, Purchaser or any other Subsidiary of Parent shall acquire at least ninety percent (90%) of the outstanding Class A Shares, Parent and Purchaser agree to take all necessary and appropriate actions to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of the Class A Stockholders, in accordance with Section 253 of the DGCL.

ARTICLE II

CONVERSION OF SECURITIES

Section 2.1 Conversion of Capital Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or the holders of the common stock, par value $0.01 per share, of Purchaser (the "Purchaser Common Stock"):

(a) Each issued and outstanding share of Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

(b) All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, Purchaser or any other wholly-owned Subsidiary of Parent shall be cancelled, and no consideration shall be delivered in exchange therefor.

(c) Each outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and other than Dissenting Shares) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "Merger Consideration"), subject to any required withholding of Taxes.  From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled, and each holder of a certificate representing any such Shares immediately prior to the Effective Time shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such Certificates or Book-Entry Shares in accordance with Section 2.2, without interest thereon.

Section 2.2 Exchange of Certificates.

(a) Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent for the holders of Shares in connection with the Merger (the "Paying Agent") to receive the funds to which holders of Shares shall become entitled pursuant to Section 2.1(c).  Immediately prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid pursuant to Section 2.1(c).  For purposes of determining the amount of Merger Consideration to be so deposited, Parent and Purchaser shall assume that no Company Stockholder will perfect any right to appraisal of his, her or its Shares.

(b) Promptly after the Effective Time (and in any event within three (3) Business Days thereafter), the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates") and to each holder of record that immediately prior to the Effective Time held their Shares in book-entry form (“Book-Entry Shares”), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates  or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Paying Agent, and which shall be in customary form and shall include customary provisions with respect to delivery of an "agent's message" with respect to shares held in book-entry form) and (ii) instructions for effecting the surrender of the Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration.  Upon surrender of a Certificate or Book-Entry Share for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book Entry Share and the Certificate or Book-Entry Share, as the case may be,  so surrendered shall forthwith be cancelled.  If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Shares is registered, it shall be a condition precedent of payment that (x) the Certificate or Book-Entry Shares, as the case may be, so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate or Book-Entry Shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid.  Until surrendered as contemplated by this Section 2.2, each Certificate or Book Entry Share shall be deemed after the Effective Time to represent only the right to receive the Merger Consideration in cash, without interest thereon and subject to any required withholding of Taxes.

(c) At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company.  From and after the Effective Time, the holders of Certificates or Book-Entry Shares evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law.  If, after the Effective Time, Certificates or Book-Entry Shares are

presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

(d) At any time following six (6) months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for payment of the Merger Consideration payable upon due surrender of their Certificates or Book-Entry Shares, without any interest thereon.  Notwithstanding the foregoing, neither Parent, the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate or Book-Entry Share for Merger Consideration that is delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(e) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed in a form reasonably acceptable to Parent and, if required by Parent, the posting by such Person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto pursuant to this Agreement.

(f) Parent, the Surviving Corporation or the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of applicable federal, state, local or foreign Tax Law; provided that, if the Company delivers to Parent a timely and properly executed statement in a form reasonably acceptable to Purchaser that satisfies Purchaser's obligations under Treasury Regulation Section 1.1445-2(c)(3), neither the Surviving Company, Parent or the Paying Agent shall deduct or withhold from such consideration any amounts under Section 1445 of the Code.  To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Certificates or Book-Entry Shares in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

Section 2.3 Dissenting Shares.

(a) Notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has complied with Section 262 of the DGCL ("Dissenting Shares") shall not be converted into the right to receive the Merger Consideration, unless such holder fails to perfect or such holder waives, withdraws or otherwise loses his or her right to appraisal.  A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such Shares held by such holder in accordance with Section 262 of the DGCL, unless, after the Effective Time, such holder fails to perfect or such holder waives, withdraws or otherwise loses such holder's right to appraisal, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates or Book Entry Shares representing such Shares pursuant to Section 2.2 and such Shares shall not be deemed Dissenting Shares.

(b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  Except with the prior written consent of Parent, the Company shall not make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in (i) the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the "Company Disclosure Schedule") (which Company Disclosure Schedule sets forth items of disclosure with specific reference to the particular Section or subsection of this Agreement to which the information in the Company Disclosure Schedule relates; provided, however, that any information set forth in one Section or subsection of the Company Disclosure Schedule shall be deemed to apply to each other Section or subsection thereof or hereof to which its relevance is readily apparent on its face) or (ii) except with respect to Sections 3.3, 3.4, 3.5, 3.11(a) and 3.17(a), the Company SEC Documents filed after December 31, 2010 and prior to the date of this Agreement (only to the extent such relevance is readily apparent on its face and other than risk factors (except for any disclosure that relates to historical facts)), the Company represents and warrants to Parent and Purchaser as follows:

Section 3.1 Corporate Organization and Power.

(a) Each of the Company and each Company Subsidiary (i) is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is organized and (ii) has all requisite corporate or similar power and authority to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such power and authority would not reasonably be expected to have a Company Material Adverse Effect.  The Company and each Company Subsidiary is qualified to do business in each jurisdiction where the nature of its business or the ownership or leasing of its properties make such qualification necessary and the failure to so qualify would reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent and Purchaser true and complete copies of the Company Charter, the By-laws of the Company, as amended to the date of this Agreement (as so amended, the "Company By-laws"), and the comparable charter and organizational documents of each Company Subsidiary, in each case as amended to the date of this Agreement.

(b) As used in this Agreement, "Company Material Adverse Effect" means any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have a material adverse effect on, (i) the business, results of operations, liabilities or financial condition of the Company and the Company Subsidiaries taken as a whole, or (ii) the ability of the Company to consummate the Transactions or to perform any of its obligations under this Agreement; provided, however, that, in the case of clause (i) only, none of the following shall be deemed to be, and shall not be taken into account in determining whether there has been, a Company Material Adverse Effect:  facts, circumstances, developments, events, changes, effects or occurrences (A) generally affecting the economy or the financial, debt, credit or securities markets in the United States, (B) generally affecting the industry in which the Company or any Company Subsidiary operates, (C) resulting from (x) the taking of any action (1) contemplated by Section 6.6 of this Agreement required to obtain any approval or authorization under applicable Antitrust Law for the consummation of the Offer or the Merger or (2) otherwise explicitly required under this Agreement or consented to by Parent or Purchaser, or (y) any action taken by a customer of the Company that is a provider of on-line legal information services as a result of the announcement or pendency of this Agreement, (D) resulting from changes in Law, GAAP or accounting standards or authoritative interpretations thereof, or (E) resulting from acts of war or terrorism occurring after the date of this Agreement, except, in the case of clauses (A), (B), (D) and (E), to the extent such change, effect, event or occurrence has a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, compared with other companies operating in the industries in which the Company and the Company Subsidiaries operate.

Section 3.2 Company Subsidiaries; Equity Interests.

(a) All the outstanding shares of capital stock or similar equity interests of each Company Subsidiary have been validly issued and are fully paid and nonassessable and are owned by the Company free and clear of all pledges, liens, charges, mortgages, options, claims, security interests, or other encumbrances and restrictions of any kind or nature whatsoever (collectively, "Encumbrances") except for Permitted Liens.  As used in this Agreement, the term "Subsidiary" means with respect to any party, any corporation, partnership, limited liability company or other organization or entity, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or (ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership), and the term "Company Subsidiary" means the Subsidiaries of the Company set forth in Section 3.2 of the Company Disclosure Schedule.

(b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, and except for its interests in the Company Subsidiaries, the Company does not own, directly or indirectly, any capital stock, membership interest, partnership interest, joint venture interest or other equity interest in any Person other than investments in marketable securities constituting less than 5% of a class of outstanding securities of such Person.

Section 3.3 Capitalization

(a) The authorized capital stock of the Company consists of (i) 30,000,000 Class A Shares; (ii) 30,000,000 Class B Shares; and (iii) 5,000,000 Class C Shares.  As of the date of this Agreement and as of the Acceptance Time, (i) 9,597,017 Class A Shares, (ii) 15,513,363 Class B Shares and 6,450 Class C Shares are issued and outstanding, except in the case of the Acceptance Time, additional Class B Shares or Class C Shares issued in exchange for an equal number of previously outstanding Class A Shares which are no longer issued or outstanding.  All of the outstanding Shares are duly authorized, validly issued, fully paid and non-assessable.  Except as disclosed in Section 3.3 of the Company Disclosure Schedule, (i) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, restricted stock awards, restricted stock unit awards, agreements, arrangements, understandings or commitments of any kind obligating the Company or any Company Subsidiary to issue, transfer, register or sell or cause to be issued, transferred, registered or sold any shares of capital stock or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests or other securities, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, restricted stock award, restricted stock unit award, agreement, arrangement, understanding or commitment, (ii) there are no restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights, in each case, that were issued by the Company and that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of the Company and (iii) there are no outstanding agreements, arrangements, understandings or commitments of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary.

(b) There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote on any matters on which stockholders of the Company may vote.

(c) Except as disclosed on Schedule 3.3(c) of the Company Disclosure Schedule, the Company has not, between January 1, 2011 and the date of this Agreement, declared or paid any dividend, or declared or made any distribution on, authorized or effected any split-up or any other recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its outstanding capital stock (other than the declaration and payment of regular semi-annual cash dividends by the Company to its stockholders prior to the date of this Agreement).

Section 3.4 Authority; Execution and Delivery; Enforceability.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions provided for or contemplated by this Agreement, including the Offer and the Merger

(collectively, the "Transactions"), subject, in the case of the Merger, to receipt of the Company Stockholder Approval if required by Law.  The execution and delivery by the Company of this Agreement and the consummation by it of the Transactions to be performed or consummated by the Company have been duly and validly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to receipt of the Company Stockholder Approval if required by Law. The Company has duly executed and delivered this Agreement, and, assuming this Agreement constitutes the valid and binding obligation of Parent and Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and to general principles of equity.

(b) The Company Board of Directors, at a meeting duly called and held, has unanimously (i) approved this Agreement, and deemed this Agreement, the Offer, the Merger and the Transactions advisable, fair to and in the best interests of the Company and the Company Stockholders, (ii) approved and adopted this Agreement and the Transactions, including the Offer and the Merger, in all respects, (iii) subject to Section 6.3, resolved to recommend that the Company Stockholders accept the Offer, that the Company Stockholders tender their Shares in the Offer, and that the Class A Stockholders adopt this Agreement to the extent required by applicable Law, and (iv) for purposes of Article IV, Sections 1A.6, 1A.8 and 1A.15 of the Company Charter, consented to the transfer of Shares pursuant to the Offer, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified as of the date of this Agreement.  Subject to the accuracy of the representation set forth in the second sentence of Section 4.2(b), the action taken by the Company Board of Directors is sufficient to render inapplicable to Parent and Purchaser and this Agreement, the Merger and the other Transactions the restrictions on "business combinations" contained in Section 203 of the DGCL and constitutes approval thereof for purposes of Section 203 of the DGCL and represents the only action necessary to ensure that Section 203 of the DGCL does not and will not apply to the execution, delivery and performance of this Agreement, including the consummation of the Offer, the Merger and the other Transactions. To the Company's Knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Transactions (including each of the Offer and the Merger).

(c) Subject to Section 1.9 of this Agreement and subject to the accuracy of the representation set forth in the second sentence of Section 4.2(b), the only vote of holders of any class or series of Company capital stock necessary to approve and adopt this Agreement and the Merger is the adoption of this Agreement by the holders of a majority of the outstanding Class A Shares (the "Company Stockholder Approval").

Section 3.5 No Conflicts; Consents.

(a) Except as set forth in Section 3.5(a) of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any provisions of this Agreement will conflict with, or result in any violation of or default (with or without the lapse of time or the giving of notice, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights (including any right to acquire any of the Company Real Property) or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of the Company or the Company Subsidiaries under, any provision of (i) the Company Charter, the Company By-laws or the comparable charter or organizational documents of any Company Subsidiary, (ii) any contract, lease, license, indenture, note, bond, mortgage, lien, agreement, arrangement, permit, concession, franchise or understanding or other instrument (each, a "Contract") to which the Company or any Company Subsidiary is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 3.5(b), any judgment, order or decree ("Judgment") or statute, law (including common law), ordinance, rule or regulation ("Law") applicable to the Company or any Company Subsidiary or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to be material to the Company and the Company Subsidiaries taken as a whole.

(b) No consent, approval, license, permit, order or authorization ("Consent") of, or registration, declaration or filing with, or permit from, any Federal, state, local or foreign government or any court of competent jurisdiction, arbitral tribunal, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required to be obtained or made by or with respect to the Company or any Company Subsidiary in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) any filings as may be required under the DGCL and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (ii) the filing with the SEC of (A) the Schedule 14D-9 (B) the Proxy Statement if the Company Stockholder Approval is required by Law and (C) such other reports under, or other applicable requirements of, the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) compliance with and filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (iv) any additional Consents and filings under any foreign antitrust, competition, premerger notification or trade regulation law, regulation or order ("Antitrust Laws"), and (v) such other items that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.6 SEC Documents; Financial Statements.

(a) The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC since January 1, 2008 pursuant to Sections 13(a) and 15(d) of the Exchange Act.

(b) As of its respective date or, if amended prior to the date of this Agreement, as of the date of the last such amendment, each report, form, schedule or definitive proxy statement filed or furnished since January 1, 2008 by the Company with the SEC pursuant to Sections 13(a) and 15(d) of the Exchange Act (the "Company SEC Documents") complied in all material respects with the applicable requirements of the Exchange Act applicable to such Company SEC Document.  Except to the extent that information contained in any Company SEC Document has been revised or superseded, including with updated information, by a later Company SEC Document, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(c) As of the dates on which they were filed or amended in Company SEC Documents filed prior to the date of this Agreement, the audited financial statements and unaudited interim financial statements of the Company included in such Company SEC Documents (including the related notes and schedules thereto) (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(d) The Company has established and maintains disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company's disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company's management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act").  The Company's management has completed an assessment of the effectiveness of the Company's internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2010, and such assessment concluded that such controls were effective.

(e) None of the Company Subsidiaries is, or at any time since January 1, 2008 has been, subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

Section 3.7 No Undisclosed Liabilities.  Except (i) as reflected or reserved against in the Company's consolidated balance sheets (or the notes thereto) included in the Company SEC Documents, (ii) for liabilities and obligations incurred since June 18, 2011 in the ordinary course of business consistent with past practice and (iii) for liabilities or obligations which have been discharged or paid in full in the ordinary course of business, neither the Company nor any Company Subsidiary has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its consolidated Subsidiaries (or in the notes thereto), other than those which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Information Supplied.  None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, or (iii) the Proxy Statement, if any, will, in the case of the Offer Documents and the Schedule 14D-9, at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published, sent or given to the Company Stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Class A Stockholders or at the time of the Company Stockholders' Meeting, if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Purchaser in writing for inclusion or incorporation by reference therein.  If at any time prior to the Effective Time any event with respect to the Company or any Company Subsidiary should occur which is required to be described in a supplement to (i) the Offer Documents, (ii) the Schedule 14D-9, or (iii) the Proxy Statement, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Stockholders or the Class A Stockholders, as applicable.  The Schedule 14D-9 and the Proxy Statement will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 3.9 Absence of Certain Changes or Events.  As of the date of this Agreement, except as disclosed in the Company SEC Documents and except as set forth in Section 3.9 of the Company Disclosure Schedule, since December 31, 2010, (a)  the business of the Company has been conducted only in the ordinary course, and (b) there has not occurred any change which has resulted or is reasonably likely to result in a Company Material Adverse Effect.

Section 3.10 Taxes.

(a) The Company and the Company Subsidiaries have filed (or have obtained extensions to file) all income Tax Returns and material Tax Returns required to be filed by the Company and the Company Subsidiaries for taxable periods ending on or prior to the Closing Date.  Such Tax Returns are true, correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws and regulations.  The Company and its Subsidiaries have timely paid all material Taxes due and payable with respect to such Tax Returns, and with respect to any period for which Tax Returns have not yet been filed or for which Taxes are not yet due or owing, have made adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP).

(b) There is no audit, examination, deficiency, refund litigation or proposed adjustment in progress, pending or threatened in writing by any tax authority with respect to any Taxes of the Company or any of its Subsidiaries.  As of the date hereof, the Company and its Subsidiaries have not received notice in writing of any claim made, and there has been no request for information, by a tax authority in a jurisdiction where the Company or any of its Subsidiaries does not file a Tax Return that the Company or any of its subsidiaries is, or may be, subject to taxation by that jurisdiction.

(c) The Company and the Company Subsidiaries have complied in all material respects with all applicable Tax Laws with respect to the withholding of Taxes.

(d) Neither the Company nor any Company Subsidiary has been a member of an affiliated group (or similar state, local or foreign filing group) filing a consolidated income Tax Return (other than the group the common parent of which is the Company) or has any liability for the Taxes of any "person," as defined in Section 7701(a)(1) of the Code, under Treasury Regulation § 1.1502-6 (or any similar provision of state, local or foreign Law) or by contract, other than customary contracts for the provision of services or commercial lending arrangements.

(e) There are no material liens for Taxes upon the assets of either the Company or the Company Subsidiaries other than liens relating to current Taxes not yet due and payable or contested in good faith.

(f) Neither the Company nor any Company Subsidiary has entered into a closing agreement or other similar agreement with a taxing authority relating to Taxes of the Company or any Company Subsidiary with respect to a taxable period for which the statute of limitations is still open.

(g) Neither the Company nor any Company Subsidiary has granted any consent to extend any statute of limitations with respect to, or any extension of a period of the assessment of, any Taxes, in either case, that is still outstanding.

(h) Neither the Company nor any Company Subsidiary is required to include in income any material adjustment pursuant to Section 481(a) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) by reason of a change in accounting method.

(i) Neither the Company nor any Company Subsidiary has constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock occurring during the last two (2) years intended to qualify for tax-free treatment under Section 355 of the Code.

(j) Neither the Company nor any Company Subsidiary has engaged in a "listed transaction" under Treas. Reg. § 1.6011-4(b)(2).

(k) Neither the Company nor any Company Subsidiary will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (A) installment sale or open transaction disposition made on or prior to the Closing Date, or (B) prepaid amount payable pursuant to any transaction or agreement and received on or prior to the Closing Date (other than in the ordinary course of business), or (C) election under Section 108(i) of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).

(l) Neither the Company nor any Company Subsidiary has any requests for rulings in respect of Taxes pending between the Company or any Subsidiary and any Tax authority.

(m) For the purpose of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local, county, provincial, or foreign taxing authority, including, but not limited to income, excise, sales and use, transfer, franchise, real and personal property, gross receipt, capital stock, business and occupation, estimated profits, capital gains, goods and services, environmental, value added, alternative or add-on minimum, transfer, stamp, registration, documentary, recording, disability, employment, payroll, severance, withholding tax, or other taxes, including any interest, penalties or additions attributable thereto, and "Tax Return" shall mean any return, report, declaration, information return or other document (including any related or supporting information and any amendments thereof) required to be filed with any taxing authority with respect to Taxes.

Section 3.11 Employee Benefit Plans.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth an accurate and complete list of: (i) all “employee welfare benefit plans,” within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder (“ERISA”); (ii) all “employee pension benefit plans,” within the meaning of Section 3(2) of ERISA; and (iii) all bonus, stock option, stock purchase, restricted stock, incentive, fringe benefit, profit-sharing, reduction in hours, change in employment category or similar event, retention, change in control, relocation, pension or retirement, deferred compensation, health (medical, dental, or vision), life insurance, disability, accident, salary continuation, severance or termination of employment, accrued leave, vacation, sick pay, sick leave, dependent care, legal aid, supplemental retirement and unemployment benefit plans, programs, arrangements, agreements, commitments and/or practices (either written or oral but only to the extent an oral arrangement provides material benefits) that, in each of case (i), (ii), and (iii) above, are maintained or provide benefits for current or former employees or directors of the Company or any trade or business that together with the Company would be treated as a single employer pursuant to Section 4001(b) of ERISA (an “ERISA Affiliate”) or with respect to which, in each of case (i), (ii) and (iii) above, the Company or any ERISA Affiliate has any liability or has any present or future obligation to contribute or make payment (each such plan, program, arrangement, agreement, commitment, practice and contract referred to in (i), (ii) and (iii) is referred to as a “Company Plan”).

(b) True and complete copies of each of the following documents have been delivered or made available by the Company to Parent with respect to each Company Plan (excluding each Company Plan that is a “multiemployer plan” within the meaning of Section 3(37) of ERISA (a “Company Multiemployer Plan”)): (i) the plan document (together with all amendments thereto (whether currently effective or to become effective at a later date), and related trust documents and amendments thereto (whether currently effective or to become effective at a later date); (ii) the most recent Form 5500 and all schedules thereto, the most recent actuarial report and the most recent annual audited financial statement and opinion, if any; (iii) the most recent determination letter and/or opinion letter from the Internal Revenue Service

(the “IRS”), if applicable; and (iv) the most recent summary plan description (including summaries of material modifications), if applicable.

(c) Except as specifically set forth in Section 3.11(c) of the Company Disclosure Schedule: (i) each Company Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the IRS that it is so qualified and nothing has occurred since the date of such letter that could reasonably be expected to affect the qualified status of such Company Plan; (ii) each Company Plan has been maintained, operated and administered in all material respects in accordance with its terms and the requirements of applicable Law (including ERISA, the Code, and all rules and regulations promulgated thereunder); (iii) neither the Company nor any ERISA Affiliate has incurred any direct or indirect liability under, arising out of or by operation of Title IV of ERISA in connection with the termination of, or withdrawal from, any Company Plan or other retirement plan or arrangement, and no fact or event exists that would reasonably be expected to give rise to any liability under Title IV of ERISA (other than for the payment of insurance premiums, all of which have been timely paid); (iv) there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of or relating to any of the Company Plans, by any employee or beneficiary covered under any Company Plan or otherwise involving any Company Plan (other than routine claims for benefits); (v) to the Knowledge of the Company, no fiduciary of any Company Plan has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any such Company Plan and no events or omissions have occurred which could reasonably be expected to give rise to any material liability on the part of any such fiduciary, the Company or any Company Plan; and (vi) to the extent that any stock or other security issued by the Company or any Company Subsidiary forms or has formed a material part of the assets of any Company Plan, the fiduciaries of such Company Plan have valued such stock or other security in compliance with applicable Laws (including ERISA, the Code, and all rules and regulations promulgated thereunder).

(d) All contributions and premiums required to be made by the Company and its ERISA Affiliates under any Company Plan by applicable Law (including, but not limited to, Section 302 of ERISA and Section 412 of the Code) or any related collective bargaining agreement have been timely made in full.  No amount has been paid by the Company or any Company Subsidiary which would be subject to the provisions of Section 162(m) of the Code such that all or a part of such payments would not be deductible by the payor.  With respect to each Company Multiemployer Plan, the amount set forth on Section 3.11(d) of the Company Disclosure Schedule does not exceed the amount of withdrawal liability under Part 1 of Subtitle E of Title IV of ERISA if the Company and its ERISA Affiliates were to completely withdraw from each Company Multiemployer Plan as of the date hereof.

(e) Except as set forth in Section 3.11(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or together with any other event) will (i) entitle any current or former employee or director of the Company or any Company Subsidiary to severance pay or any other payment or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due any such current or former employee or director; or (ii) limit or restrict the right of the Company to merge, amend or terminate any of the Company Plans.  Neither the Company nor any Company Subsidiary is party to an agreement or arrangement that could give rise to a payment that is nondeductible under Section 280G of the Code by reason of the consummation of the Transactions.

(f) Neither the Company nor any Company Subsidiary has taken any action or failed to take any action which would result in the imposition of a material excise tax on the Company or any Company Subsidiary pursuant to Sections 4975 or 4980B of the Code or other material liability pursuant to Section 502(i) of ERISA.

(g) Except as set forth in Section 3.11(g) of the Company Disclosure Schedule, no Company Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees or directors of the Company or any Company Subsidiary beyond their retirement or other termination of service, other than (i) coverage mandated solely by applicable Law, (ii) death benefits or retirement benefits under any “employee pension benefit plan” (as defined in Section 3(2) of ERISA), (iii) deferred compensation benefits accrued as liabilities on the books of the Company or a Company Subsidiary, or (iv) benefits the full costs of which are borne by the current or former employee or director or his or her beneficiary.  The Company and the Company Subsidiaries have reserved, and the consummation of the Transactions (whether alone or together with any other event) shall not affect, the right to amend, terminate or modify at any time all Company Plans providing for retiree health or life insurance coverage or other retiree death benefits, and there have been no communications to current or former employees or directors which could reasonably be interpreted to promise or guarantee such employees or directors retiree health or life insurance or other retiree death benefits on a permanent basis.

(h) The Company represents and warrants that it intends that certain payments that have been made or are to be made and certain benefits that have been granted or are to be granted according to employment compensation, severance and other employee benefit plans of the Company, including the Company Plans (collectively, the "Arrangements"), to certain holders of Shares (the "Covered Securityholders") and all such amounts payable under the Arrangements (i) are being paid or granted as compensation for past services performed, future services to be performed, or future services to be refrained from performing, by the Covered Securityholders (and matters incidental thereto) and (ii) are not calculated based on the number of Shares tendered or to be tendered into the Offer by the applicable Covered Securityholder.  The Company also represents and warrants that (i) the adoption, approval, amendment or modification of each Arrangement since the discussions relating to the Transactions between the Company and Parent began has been approved as an employment compensation, severance or other employee benefit arrangement solely by independent directors of the Company in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto and (ii) the "safe harbor" provided pursuant to Rule 14d-10(d)(2) is otherwise applicable thereto as a result of the taking prior to the execution of this Agreement of all necessary actions by the Company Board of Directors, the Compensation Committee of the Company Board of Directors or its independent directors.

(i) Except as set forth Section 3.11(i) of the Company Disclosure Schedule or as contemplated by this Agreement or as requested by Parent, none of the Company, any Company Subsidiary to the Knowledge of the Company or any officer or employee thereof has made any promises or commitments, whether legally binding or not, to create any additional plan, agreement, or arrangement, or to modify or change any existing Company Plan (other than a modification or change required by ERISA or the Code or otherwise required to obtain a favorable determination letter from the IRS).

Section 3.12 Litigation.  Except as set forth in Section 3.12 of the Company Disclosure Schedule, there are no suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary that assuming they were determined adversely, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.  There are no Judgments outstanding (or, to the Knowledge of the Company, threatened to be imposed) against the Company or any Company Subsidiary or applicable to their business or assets, except for Judgments that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

Section 3.13 Compliance with Applicable Laws.  Except as set forth in Section 3.13 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date of this Agreement, the Company and the Company Subsidiaries are in compliance with all applicable Laws, except for such failure to be in compliance as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  The Company and the Company Subsidiaries have all permits, licenses, authorizations, franchises and approvals of all Governmental Entities (collectively, "Permits"), necessary or advisable for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted, except for such Permits the absence of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  This Section 3.13 does not relate to matters with respect to Taxes, ERISA or Environmental Laws, which are the subject of Section 3.10, Section 3.11 and Section 3.18, respectively.

Section 3.14 Labor Matters.

(a) Set forth in Section 3.14 of the Company Disclosure Schedule is a list of all collective bargaining agreements to which the Company or any Company Subsidiary is a party.  Since January 1, 2009 until the date hereof, neither the Company nor any Company Subsidiary has experienced any labor strikes, and, to the Knowledge of the Company, there have been no union organization attempts or requests for representation and there are currently no such actions threatened against or affecting the Company or any Company Subsidiary.  There is no unfair labor practice charge or complaint against the Company or any Company Subsidiary pending or, to the Knowledge of the Company, threatened, in each case, before the National Labor Relations Board or any comparable Governmental Entity, except for any such charges or complaints that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.  No grievance or arbitration proceeding arising out of a collective bargaining agreement is pending or, to the Knowledge of the Company, threatened against the Company or any Company Subsidiary, except for any such grievances or proceedings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(b) To the Knowledge of  the Company, the Company and the Company Subsidiaries are in material compliance with all applicable Law relating to employees and employment, including but not limited to all such Laws relating to wages, hours, plant closures and layoffs, collective bargaining, discrimination, civil rights, safety and health, employee and independent contractor classifications, exempt and non-exempt classifications, immigration, workers’ compensation.  Neither the Company nor any Company Subsidiary (i) is a party to, or otherwise bound by, any outstanding consent decree with, or citation by, any Governmental Entity relating to employees or employment practices, or (ii) has within the past two years been subject to any audit or investigation by any Governmental Entity relating to employees or employment practices that has resulted in an adverse finding, and to the Knowledge of the Company no such audit or investigation is threatened against the Company or any Company Subsidiary.

Section 3.15 Real Property.

(a) Section 3.15(a) of the Company Disclosure Schedule sets forth the address of each parcel of real property owned in fee by the Company or any Company Subsidiary (collectively, the "Owned Real Property").  The Company or a Company Subsidiary has good and marketable title to the Owned Real Property and to all of the buildings, structures and other improvements thereon, except for Permitted Liens.

(b) Section 3.15(b) of the Company Disclosure Schedule sets forth the address of each parcel of material leasehold or material sub-leasehold estate and other rights to use or occupy any material land, buildings, structures, improvements or other interest in real property held by or for the Company or any Company Subsidiary (the "Leased Real Property" and together with the Owned Real Property, the "Company Real Property"), as well as a true and complete list of all leases, licenses, subleases and other occupancy agreements, together with any amendments or modifications thereto, pursuant to which the Company or any Company Subsidiary has the right to use or occupy the Leased Real Property (the “Tenant Leases”).  True and complete copies of the Tenant Leases have been delivered to Purchaser prior to the date hereof.  The Company or a Company Subsidiary has a good and valid leasehold or other interest, as applicable, in the Leased Real Property, free and clear of all liens except Permitted Liens.

(c) Section 3.15(c) of the Company Disclosure Schedule sets forth  a true and complete list of all leases, licenses, subleases and occupancy agreements, together with any and all amendments and modifications thereto, pursuant to which the Company or any Company Subsidiary, as lessor or sublessor, leases, licenses, subleases or otherwise grants the right to use or occupy any of the Company Real Property to any Person (the “Landlord Leases” and together with the Tenant Leases, the “Real Property Leases”).  True and complete copies of the Landlord Leases have been delivered to Purchaser prior to the date hereof.  Except as set forth in Section 3.15(c) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has leased, licensed, subleased or otherwise granted any Person the right to use or occupy the Company Real Property.

(d) Neither the Company nor any Company Subsidiary has received any notice of any condemnation, requisition or taking by a Governmental Entity with respect to the Owned Real Property, and to the Knowledge of the Company, no such condemnation, requisition or taking by any Government Entity has been threatened or contemplated, except for any such condemnations, requisitions or takings that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(e) As of the date hereof, each of the Real Property Leases is in full force and effect and constitutes the valid and legally binding obligation of the Company or a Company Subsidiary, whether in its capacity as licensor, licensee, lessor, sublessor, lessee or sublessee, as the case may be, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors’ rights or by general equity principles and except as would not reasonably be expected to have a Company Material Adverse Effect.

(f) There is no violation or default (nor does there exist any condition, which with the passage of time or the giving of notice or both, would cause such a violation or default) under any of the Real Property Leases by the Company or any of the Company Subsidiaries, whether in its capacity as licensor, licensee, lessor, sublessor, lessee or sublessee, as the case may be, or to the Company’s Knowledge, by any counterparty to any Real Property Lease, except for such violations or defaults that, individually or in the aggregate, have not had or would not reasonably be expected to have a Company Material Adverse Effect.

(g) The final, unappealable SMA (as defined in the Rockville PSA) was approved (including any appeals which have not been resolved) by all applicable governmental authorities on or before February 1, 2011.  The Deposit (as defined in the Rockville PSA) has been disbursed in full to the seller under the Rockville PSA pursuant to Section 2  of the Second Amendment to Purchase Agreement, dated June 10, 2011.

(h) As used in this Agreement, "Permitted Liens" means (i) Encumbrances for Taxes not yet delinquent and liens for Taxes being contested in good faith and for which there are adequate reserves on the financial statements of the Company (if such reserves are required pursuant to GAAP), (ii) inchoate mechanics' and materialmen's liens for construction in progress, (iii) inchoate workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of business of the Company or any Company Subsidiary, (iv) Encumbrances including zoning restrictions, survey exceptions, utility easements, rights of way and similar liens that are imposed by any Governmental Entity having jurisdiction thereon or otherwise are typical for the applicable property type and locality and which are not violated by the current use of the Company Real Property to which they apply in any manner which, individually or in the aggregate, would have a Company Material Adverse Effect, (v) Encumbrances arising pursuant to any Contract which do not, individually or in the aggregate, materially impair the use of the property encumbered thereby in connection with the conduct of the Company's business in the ordinary course, (vi) matters that would be disclosed on current title reports or surveys that arise or have arisen in the ordinary course of business and/or (vii) other liens being contested in good faith in the ordinary course of business or which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.16 Insurance.  Section 3.16 of the Company Disclosure Schedule sets forth a true and complete list of the material insurance policies naming the Company or any of the Company Subsidiaries or any director, officer or employee thereof as an insured or beneficiary or as a loss payable payee or for which the Company or any of the Company Subsidiaries has paid or is obligated to pay all or part of the premiums, as of the date hereof.

Neither the Company nor any of the Company Subsidiaries has received notice of any pending or threatened cancellation with respect thereto, and each of the Company and the Company Subsidiaries is in compliance in all material respects with all conditions contained therein.  The Company and the Company Subsidiaries maintain insurance in such amounts and against such risks substantially as the Company believes to be customary for the industries in which it and the Company Subsidiaries operate.

Section 3.17 Material Contracts.

(a) Section 3.17 of the Company Disclosure Schedule lists all Material Contracts that are in effect as of the date hereof.  The term “Material Contracts” means all contracts, agreements and arrangements (other than leases, subleases or similar agreements for real property, provided that Material Contracts shall include the Rockville PSA (as defined on Section 3.17 of the Company Disclosure Schedule)) relating to the business of the Company and the Company Subsidiaries which:

             (i) require payments or the assumption of financial liability by, or provide for the receipt of payments by the Company or any Company Subsidiary, in excess of $1,000,000 per annum;

             (ii) relate to any (x) Intellectual Property that is licensed by a third party to the Company or to a Company Subsidiary or (y) Intellectual Property that is licensed by the Company or a Company Subsidiary to any third party (other than customer contracts), in the case of clauses (x) and (y), that in each case is material to the business of the Company and the Company Subsidiaries, taken as a whole;

             (iii) are between the Company or any Company Subsidiary and (x) any director or executive officer of the Company or any Company Subsidiary or (y) any affiliate or immediate family member of any such Person identified in the preceding clause (x);

             (iv) are loans or credit agreements, mortgages, promissory notes, indentures or other Contracts evidencing Indebtedness for borrowed money owed by the Company or any Company Subsidiary in an amount in excess of $1,000,000;

             (v) contain any so called “non-compete” or "non-solicitation" provisions or similar provisions requiring any affiliate of the Company other than any Company Subsidiary to refrain from soliciting personnel or contacting any Person to become a client or regarding particular services, or to refrain from certain activities;

             (vi) are between the Company or any Company Subsidiary and any online legal information service provider;

             (vii) include a guarantee of the obligations of any Person that is not the Company and that is material to the Company; or

             (viii) are otherwise reasonably believed by the Company to be material to the business of the Company or the Company Subsidiaries, taken as a whole.

The Company has made a true, correct and complete copy of each Material Contract available to Purchaser prior to the date of this Agreement.

(b) Each Material Contract is in full force and effect and valid, binding and enforceable against the parties thereto in accordance with its terms, and none of the Company or the Company Subsidiaries nor, to the Knowledge of the Company, any other party thereto is in material default under or material breach of any Material Contract and the Company or any Company Subsidiary has not received any written notice that it has breached, violated or defaulted under any Material Contract.

Section 3.18 Environmental Matters.  Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, (i) the Company and the Company Subsidiaries have not received written notice alleging that the Company or the Company Subsidiaries are in violation of any applicable federal, state, and local Law regulating pollution or the protection of the environment or human health (“Environmental Laws”), (ii) none of the Company or the Company Subsidiaries have caused a “release” of a “hazardous substance”, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9601 et seq., on or from the Owned Real Property or the Leased Real Property that requires remediation or investigation by the Company or the Company Subsidiaries under applicable Environmental Laws and which remains outstanding, (iii) to the Knowledge of the Company, there are no releases of such hazardous substances or petroleum at any Owned Real Property or Leased Real Property that would reasonably be expected to give rise to any material liability under any under applicable Environmental Law, (iv) the Company is in current compliance with applicable Environmental Laws and (v) the Company and the Company Subsidiaries have all Permits required under Environmental Laws for their operations and to carry on their businesses as now conducted.  The representations and warranties in this Section 3.18 constitute the sole and exclusive representations and warranties in this Agreement with respect to environmental matters.

Section 3.19 Intellectual Property.

(a) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company, or a Company Subsidiary, (i) owns all Company Intellectual Property, free and clear of any Encumbrance except for any licenses of such Company Intellectual Property granted by the Company or such Company Subsidiary, and (ii) has the right to use all other  Intellectual Property as it is used in the conduct of the business of the Company or such Company Subsidiary.

(b) Neither the Company nor any of the Company Subsidiaries is subject to any order, Judgment, injunction, decree or ruling prohibiting the use of any Company Intellectual Property.

(c) No action, suit, proceeding, interference, opposition, or reexamination, is pending or, to the Knowledge of the Company, is threatened, which challenges the validity, enforceability, ownership, authorship, inventorship or use of any Company Intellectual Property that is material to the conduct of the business of the Company or any Company Subsidiary.

(d) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the Company and/or the Company Subsidiaries have used commercially reasonable efforts protect the Company Intellectual Property.

(e) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the issued patents, registered trademarks and registered copyrights, and the applications for patents, trademarks and copyrights, that are Company Intellectual Property have been duly filed in, registered with or issued or granted by the appropriate Governmental Entity, and have been prosecuted and, with respect to issued patents, registered trademarks and registered copyrights, are maintained in accordance with the rules and regulations of those Governmental Entities.

(f) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, to the Knowledge of the Company, no Person is infringing upon the Company Intellectual Property.

(g) Except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect, the conduct of the business of the Company and the Company Subsidiaries does not infringe the Intellectual Property of any Person.

(h) With respect to the use of material software in the operations of the Company and the Company Subsidiaries, since January 1, 2010, the Company and the Company Subsidiaries have not experienced, to the Knowledge of the Company, any defects in any such software, including any error or omission in the processing of any transactions, except, in each case (i) and (ii), as has not been material to the business of the Company and the Company Subsidiaries, taken as a whole.

(i) Since January 1, 2010, to the Knowledge of the Company: (i) there have been no material security breaches in the Company’s or the Company Subsidiaries’ information technology systems, and (ii) there have been no disruptions in any of the Company’s or the Company Subsidiaries’ information technology systems that materially adversely affected the Company’s or the Company Subsidiaries’ operations.

(j) Each present or former employee, officer or director of the Company or any Company Subsidiary, or agent, outside contractor or consultant of the Company or any Company Subsidiary who has contributed to the development of material Company Intellectual Property during the five (5) years prior to the date hereof has assigned (whether in writing or by operation of Law) to the Company or a Company Subsidiary its right, title or interest, in or to any Company Intellectual Property (other than with respect to any moral rights that are not assignable pursuant to applicable Law).

(k) Neither the Company nor any Company Subsidiary has (i) incorporated Open Source materials into, or combined Open Source materials with, material Company Intellectual Property or material software owned by the Company or any Company Subsidiary; (ii) distributed Open Source materials in conjunction with material Company Intellectual Property or material software owned by the Company or any Company Subsidiary; or (iii) otherwise derived any material Company Intellectual Property or material software owned by the Company or any Company Subsidiary from Open Source materials, in each case (i)-(iii), in a manner that requires that any such material Company Intellectual Property or material software owned by the Company or any Company Subsidiary that is incorporated into, derived from or distributed with such Open Source materials be (A) disclosed or distributed to the public in source code form, (B) licensed to the public for the purpose of making derivative works, or (C) redistributable to the public at no charge, in any material respect.

(l) Substantially all patents, registered copyrights to the extent issued or for which a renewal was filed following January 1, 1978 (other than copyrights that are not material and are recorded in a name other than the name of the Company or any Company Subsidiary), registered trademarks, registered domain names, and applications for any of the foregoing (other than copyright applications) owned by the Company or any Company Subsidiary, shall be set forth in Section 3.19(l) of the Company Disclosure Schedule prior to the Closing, along with, in all material respects, applicable information on jurisdictions, application and registration numbers and dates of application and registration (other than for domain names, for which expiration dates shall be listed).

        (m) Definitions.  As used in this Agreemet

            (i) "Intellectual Property" means any and all domestic and foreign intellectual property rights, including without limitation any and all (A) patents and patent applications, together with all provisionals, reissues, continuations, continuations-in-part, divisionals, revisions, extensions, reexaminations, renewals and extensions thereof, (B) trademarks, service marks, logos, trade names, domain names, trade dress and all other indicators of product or service source, including all goodwill associated therewith, and all applications, registrations, renewals and extensions in connection therewith, (C) registered and unregistered copyrights (including copyrights in computer software) and works of authorship and all applications, registrations, renewals and extensions in connection therewith, including all moral rights related thereto, (D) trade secrets and proprietary business information, including confidential information and the right in any jurisdiction to limit the use or disclosure thereof, (E) database proprietary rights, and (F) industrial design proprietary rights.

          (ii) "Company Intellectual Property" means any and all Intellectual Property owned by the Company or a Company Subsidiary.

             (iii) "Open Source" means software distributed as "open source software" or under similar licensing models for free software, in each case, that creates any obligation that other software incorporated into, derived from or distributed with such software be (a) disclosed or distributed to the public in source code form, (b) licensed to the public for the purpose of making derivative works, or (c) redistributable to the public at no charge.

Section 3.20 Affiliate Transactions.  Neither the Company, nor any Company Subsidiary, is party to any Contract with any (i) officer or director of the Company, other than as part of such person’s employment or service with the Company, (ii) beneficial owner of five percent (5%) or more of any voting securities of the Company or (iii) any affiliate of the Company, in each case of the type that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

Section 3.21 Brokers.  No broker, investment banker, financial advisor or other Person, other than (i) Evercore Group L.L.C. ("Evercore"), the fees and expenses of which will be paid by the Company pursuant to the engagement letter dated April 14, 2011, and (ii) Duff & Phelps, LLC, the fees and expenses of which will be paid by the Company pursuant to the engagement letter dated August 23, 2011, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of the Company.

Section 3.22 Opinion of Financial Advisor.  The Company Board of Directors has received the opinion of Evercore, dated the date of this Agreement, to the effect that, as of such date, the $39.50 per share to be received in the Merger by the holders of the Company's Shares is fair, from a financial point of view, to such holders.  The Company will make available to Parent or its designee a true and complete copy of such opinion for informational purposes only, promptly after the receipt of the written version thereof by the Company.  The Company has obtained the authorization of Evercore to include a copy of such opinion, together with a customary description of the analyses, bases and methods underlying such opinion, in the Schedule 14D-9 and, if applicable, the Proxy Statement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND PURCHASER

Parent and Purchaser, jointly and severally, represent and warrant to the Company as follows:

Section 4.1 Corporate Organization and Power.

(a) Each of Parent and Purchaser (i) is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated and (ii) has all requisite corporate power and authority to own, lease or otherwise hold its properties and assets and to conduct its businesses as presently conducted, except where the failure to have such corporate power and authority would not reasonably be expected to have a Parent Material Adverse Effect.

(b) As used in this Agreement, "Parent Material Adverse Effect" means any material adverse effect on the ability of Parent or Purchaser to consummate the Offer or the Merger.

Section 4.2 Purchaser; Equity Interests.

(a) From the date of its incorporation, Purchaser has not carried on any business, conducted any operations or incurred any obligations or liabilities other than (i) the execution of this Agreement, (ii) the performance of its obligations hereunder and (iii) matters ancillary to the foregoing.

(b) Neither Parent nor Purchaser nor any of their respective affiliates is or has been within the last three (3) years an "interested stockholder" (as defined in Section 203 of the DGCL) of the Company.  None of Parent nor Purchaser, nor any of their respective "affiliates" or "Associates" (as such terms are defined in Rule 12b-2 under the Exchange Act), beneficially own any Shares.

Section 4.3 Authority; Execution and Delivery; Enforceability.  Each of Parent and Purchaser has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other Transactions to be performed or consummated by Parent or Purchaser, as the case may be.  The execution and delivery by each of Parent and Purchaser of this Agreement and the consummation by each of them of the Transactions to be performed or consummated by Parent or Purchaser, as the case may be, have been duly authorized by all necessary corporate action on the part of Parent and Purchaser.  Parent, as sole stockholder of Purchaser, has adopted this Agreement.  Each of Parent and Purchaser has duly executed and delivered this Agreement, and assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes the legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws relating to creditors' rights generally and to general principles of equity.

Section 4.4 No Conflicts; Consents.

(b)  None of the execution, delivery or performance of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the Transactions or compliance by Parent or Purchaser with any provisions of this Agreement will conflict with, or result in any violation of or default (with or without the lapse of time or the giving of notice, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, or to increased, additional, accelerated or guaranteed rights or entitlements of any Person under, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or Purchaser under, any provision of (i) Parent's or Purchaser's certificate of incorporation or by-laws (or the comparable charter or organizational documents) (ii) any Contract to which Parent or Purchaser is a party or by which any of their respective properties or assets is bound or (iii) subject to the filings and other matters referred to in Section 4.4(b), any Judgment or Law applicable to Parent or Purchase or their respective properties or assets, other than, in the case of clauses (ii) and (iii) above, any such items that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

(c) No Consent of, or registration, declaration or filing with, or permit from, any Governmental Entity, is required to be obtained or made by or with respect to Parent or Purchaser in connection with the execution, delivery and performance of this Agreement or the consummation of the Transactions, other than (i) any filings as may be required under the DGCL and appropriate documents with the relevant authorities of the other jurisdictions in which Parent is qualified to do business, (ii) the filing with the SEC of the Offer Documents and such other reports under, or other applicable requirements of, the Exchange Act, as may be required in connection with this Agreement, the Merger and the other Transactions, (iii) compliance with and filings under the HSR Act, (iv) any additional Consents and filings under any foreign Antitrust Laws, (v) filings under any applicable state securities, blue sky or takeover Law and (vi) such other items that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.5 Information Supplied.  None of the information supplied or to be supplied by Parent or Purchaser for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, or (iii) the Proxy Statement, if any, will, in the case of the Offer Documents and the Schedule 14D-9, at the respective times the Offer Documents and the Schedule 14D-9 are filed with the SEC or first published, sent or given to the Company Stockholders, or, in the case of the Proxy Statement, at the date it is first mailed to the Class A Stockholders or at the time of the Company Stockholders' Meeting, if any, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Parent or Purchaser with respect to statements made or incorporated by reference therein based on information supplied by the Company in writing for inclusion or incorporation by reference therein.  If at any time prior to the Effective Time any event with respect to the Parent or Purchaser should occur which is required to be described in a supplement to (i) the Offer Documents, (ii) the Schedule 14D-9, or (iii) the Proxy Statement, such event shall be so described, and such supplement shall be promptly filed with the SEC and, as required by Law, disseminated to the Company Stockholders or the Class A Stockholders, as applicable.  The Offer Documents will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

Section 4.6 Brokers.  No broker, investment banker, financial advisor or other Person, other than Credit Suisse Securities (USA) LLC, the fees and expenses of which will be paid by Parent, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Merger and the other Transactions based upon arrangements made by or on behalf of Parent.

Section 4.7 Sufficient Funds.  Either Parent or Purchaser has sufficient funds available (through cash on hand and available borrowings under existing credit facilities) to purchase all of the Shares outstanding on a fully diluted basis and to pay all fees, expenses and payments related to the Transactions.  Parent owns the interest in Bloomberg L.P. set forth on Schedule 4.7.

Section 4.8 No Other Representations or Warranties; Investigation by the Parent.  Parent and Purchaser each acknowledges and agrees that (i) it has had an opportunity to discuss the business of the Company with the Company, (ii) it has been afforded the opportunity to ask questions of and receive answers from the Company and (iii) except for the representations and warranties contained in this Agreement, neither Parent nor Purchaser have relied upon or otherwise been induced by, any other express or implied representation or warranty with respect to the Company or with respect to any information made available to Parent or Purchaser in connection with the Transactions.  The Company makes no representations and warranties except as set forth in this Agreement.  Moreover neither the Company, the Company Subsidiaries, nor any of their respective directors, officers, employees, affiliates, agents or Representatives nor any other Person will have or be subject to any liability or obligation to Parent, Purchaser or any other person resulting from the distribution to Parent or Purchaser, or Parent's or Purchaser's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Purchaser in the data rooms or management presentations in connection with the Transactions, unless any such information is included or incorporated in a representation or warranty contained in this Agreement.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

Section 5.1 Interim Operations of the Company.  The Company covenants and agrees that, subject to applicable Law and except as set forth in Section 5.1 of the Company Disclosure Schedule, during the period from the date of this Agreement to the Effective Time (unless Parent shall otherwise agree in writing and except as otherwise contemplated by this Agreement), the business of the Company and the Company Subsidiaries will be conducted in the ordinary course of business consistent with past practice and applicable Law and the Company and the Company Subsidiaries shall use their reasonable best efforts to preserve intact their current business organizations, keep available the service of its current officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or the Company Subsidiaries with respect to matters specifically addressed by clauses (i) through (xix) below shall be deemed a breach of this sentence unless such action would constitute a breach of such clauses (i) through (xix).  Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement or as set forth in Section 5.1 of the Company Disclosure Schedule, the Company and the Company Subsidiaries will not, without the prior written consent of Parent (which consent in the cases of clauses (viii), (ix), (x), (xvii), (xviii) and (xix) shall not be unreasonably withheld, conditioned or delayed):

             (i) issue, sell, grant, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (A) any additional shares of capital stock of any class (including the Shares), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or (B) any other securities in respect of, in lieu of, or in substitution for, Shares outstanding on the date hereof;

             (ii) redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any of its outstanding Shares;

             (iii) split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend, or make any other actual, constructive or deemed distribution in respect of any Shares or otherwise make any payments to stockholders in their capacity as such, other than (x) in the event that the Offer has not expired on or prior to midnight, September 30, 2011, a cash dividend of $0.23 per share payable to stockholders of record as of the close of business on September 30, 2011 (the "Permitted Dividend"), and (y) dividends by a Company Subsidiary to the Company or another Company Subsidiary;

             (iv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiaries (other than the Merger);

             (v) adopt any amendments to the Company Charter or Company By-laws, or adopt any material amendments to the articles of incorporation or bylaws or similar organizational documents of any Company Subsidiary, or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Company Subsidiary;

             (vi) make any acquisition, by means of merger, consolidation or otherwise, or material disposition, of assets (other than real property, which is governed under subsection (ix) below) or securities (other than the Merger), or invest its cash and marketable securities in a manner inconsistent with past practice or the “Investment Objectives and Guidelines of BNA Holdings, Inc.” dated August 24, 2010;

            (vii) other than short-term borrowings in the ordinary course of business consistent with past practice that can be repaid without premium or penalty, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue any debt securities or make any loans, advances or capital contributions to, or investments in, any other person other than the Company or any Company Subsidiary or enter into any “keep well” or other contract to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing;

            (viii) enter into (other than in the ordinary course of business) or amend in any material respect or cancel or terminate any Material Contract or Contract which if entered into prior to the date hereof would be a Material Contract;

            (ix) other than in the ordinary course of business, (A) transfer, sell, lease, sublease, or otherwise grant any right to use or occupy any of the Company Real Property, (B) acquire, lease, sublease or otherwise enter into any agreement to use or occupy any real property or (C) amend or modify in any material respect, terminate, extend or renew any Real Property Lease;

            (x) make capital expenditures in the aggregate in excess of 115% of the aggregate amount set forth in the Company's capital expenditure forecast previously provided to Parent;

            (xi) make, revoke or change any material election in respect of Taxes, adopt or change any material accounting method in respect of Taxes, change any material Tax accounting policy or procedure, file any material amendment to a Tax Return, enter into any material closing agreement, settle or compromise any material claim or assessment in respect of Taxes, or consent in writing to any extension or waiver of the statutory period of limitations applicable to any material claim or assessment in respect of Taxes;

            (xii) grant any increase in the compensation, bonus or benefits of any of its or a Company Subsidiary's current or former directors, officers, employees or consultants, except pursuant to employment agreements or collective bargaining agreements in effect as of the date hereof;

            (xiii) enter into any new or amend any existing employment, severance or termination agreement with any of its or a Company Subsidiary's current or former directors, officers, employees or consultants;

            (xiv) except as may be required to comply with applicable Law: (x) become obligated under any new pension plan, welfare plan, multiemployer plan, employee benefit plan, severance plan, benefit arrangement, or similar plan or arrangement, which was not in existence on the date hereof, or

(y) amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of enhancing any benefits thereunder or otherwise would be material;

             (xv) knowingly take any action that would cause any employment compensation, severance, retention or other employee benefit arrangement to which the they are a party, or payments made or to be made or benefits granted or to be granted by them according to such an arrangement, to fail to satisfy the requirements of the non-exclusive safe harbor in Rule 14d-10(d)(2) under the Exchange Act;

             (xvi) materially change financial accounting policies or procedures or any of its methods of reporting income, deductions or other material items for financial accounting purposes, except as required by GAAP, SEC rule or policy or applicable Law;

             (xvii) pay, discharge, settle or satisfy any claims, liabilities, obligations or material legal proceedings (whether absolute, contingent, matured or unmatured, known or unknown), other than payments, discharges, settlements or satisfactions (A) that involve only the payment of money and do not exceed $1,000,000 individually or $2,500,000 in the aggregate in any consecutive 12-month period or (B) that have become due and payable prior to the date hereof;

             (xviii) enter into any agreement, arrangement or commitment that limits or otherwise restricts the Company, the Company Subsidiaries or any of their respective Affiliates from engaging or competing in any line of business or grants any person "most favored nation's" provisions;

             (xix) other than in the ordinary course of business consistent with past practice, transfer, abandon or fail to maintain any material Company Intellectual Property, except any transfers between the Company and a Company Subsidiary or between Company Subsidiaries;

             (xx) take or permit any action that would result in any of the conditions to the Merger set forth in Article VII or any of the conditions to the Offer set forth in paragraph (d) of Annex I not being satisfied; or

             (xxi) authorize, recommend, propose or announce an intention to do any of the foregoing, or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Notification of Certain Matters.  Subject to applicable Law, from and after the date of this Agreement until the Effective Time, each of Parent and the Company shall give prompt notice to the other party of the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause any condition to the obligations of a party to effect the Offer, the Merger or the Transactions not to be satisfied.  The Company, on the one hand, and Parent, on the other hand, shall give prompt written notice to the other party of (i) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated hereby, and (ii) any Company Material Adverse Effect or Parent Material Adverse Effect.

Section 6.2 Access; Confidentiality.  From the date of this Agreement until the Effective Time, subject to the terms of the confidentiality agreement, dated May 11, 2011, entered into between Parent and the Company (the "Confidentiality Agreement"), the Company shall afford to the Representatives (as hereinafter defined) of Parent and Purchaser, reasonable access, during normal business hours to the Company's properties, books, records and personnel and all other information concerning its business, properties and personnel as Parent or Purchaser may reasonably request; provided, however, that the Company shall not be required to provide Parent access to any information or documents which would, in the reasonable judgment of the Company, (i) breach any agreement of the Company with any third-party, (ii) constitute a waiver of the attorney-client or other privilege held by the Company, (iii) result in a competitor of the Company receiving material information that is competitively sensitive, the sharing of which could constitute a violation of any applicable Law, or (iv) otherwise violate any applicable Law.  Insofar, however, as Parent’s outside counsel, in contrast to the Parent, may reasonably be granted access to any such otherwise restricted materials, if pursuant to a common-interest agreement, the Company shall provide Parent’s outside counsel with such access as may be reasonable.  Prior to the Effective Time, Parent and Purchaser will hold any information obtained pursuant to this Section 6.2 in accordance with the terms of the Confidentiality Agreement.  As used in this Agreement, the term "Representatives" shall mean, with respect to any Person (or its Subsidiaries), its respective officers, directors, employees, consultants, attorneys, accountants, investment bankers or other agents.  Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner so as not to interfere unreasonably with the business or operations of the Company or otherwise result in any significant interference with the prompt and timely discharge by the Company's employees of their normal duties.  No investigation pursuant to this Section 6.2 shall affect any representation or warranty made by the parties hereunder.

Section 6.3 Non-Solicitation.

(a) Subject to Section 6.3(b), from and after the date of this Agreement and until the earlier of the Effective Time or the termination of this Agreement in accordance with Article VIII, none of the Company or the Company's Subsidiaries shall, and the Company shall use reasonable best efforts to cause its Representatives not to, directly or indirectly, (i) initiate, solicit, or knowingly facilitate or knowingly encourage (including by way of providing non-public information or data) the submission of any inquiries, proposals or offers that constitute or may reasonably be expected to lead to, any Company Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise knowingly cooperate with or knowingly assist or participate in, or knowingly facilitate any such inquiries, proposals, discussions or negotiations, or (ii) approve or recommend, or publicly propose to approve or recommend, a Company Acquisition Proposal or enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement, share exchange agreement, option agreement or other similar agreement providing for or relating to a Company Acquisition Proposal or enter into any agreement or agreement in principle requiring the Company to abandon, terminate or fail to consummate the Transactions contemplated hereby or breach its obligations hereunder or propose or agree to do any of the foregoing.  Subject to Section 6.3(b), the Company shall immediately cease and cause to be terminated any solicitation, encouragement, discussion or negotiation with any Persons (other than Parent) conducted theretofore by the Company, the Company Subsidiaries or any Representatives with respect to any Company Acquisition Proposal.  The Company agrees not to waive, or otherwise release any Person from, the confidentiality and standstill provisions of any agreement to which the Company is or may become a party.

(b) Notwithstanding anything to the contrary in this Agreement, at any time prior to the Acceptance Time, in the event that the Company receives an unsolicited bona fide written Company Acquisition Proposal after the date hereof that did not result from the Company's material breach of any provision of this Section 6.3 and that does not constitute a breach of any standstill agreement with the Company, the Company and the Company Board of Directors may participate in discussions or negotiations (including, as a part thereof, making any counterproposal) with, or furnish any information with respect to the Company and the Company Subsidiaries to, any Person making such Company Acquisition Proposal and its Representatives or potential sources of financing if (i) the Company Board of Directors or any committee thereof determines in good faith, after consultation with the Company’s outside legal counsel and independent financial advisor, that such Company Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (ii) the Company Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to participate in such discussions or negotiations or to furnish such information would be inconsistent with the directors' fiduciary duties to the Company Stockholders under applicable Law; provided, that the Company will not, and will use reasonable best efforts not to allow Company Representatives to, disclose any non-public information to such Person without entering into a confidentiality agreement on terms, with respect to the maintenance of confidentiality of the Company's information, which are consistent with, and are no less favorable to the Company in any material respect than, the Confidentiality Agreement.  The Company shall promptly (and in any event within 24 hours) notify Parent in the event it receives (i) a Company Acquisition Proposal or written indication by any Person that it is considering making a Company Acquisition Proposal, (ii) any request for non-public information relating to the Company or any Company Subsidiaries other than requests for information in the ordinary course of business unrelated to a Company Acquisition Proposal or (iii) any inquiry or request for discussions or negotiations regarding any Company Acquisition Proposal, and shall include in such notice the identity of the party making such proposal or inquiry, and the material terms and conditions of any such Company Acquisition Proposal, written indication, request or inquiry.  The Company shall keep Parent reasonably apprised as to the status and any material developments, discussions and negotiations concerning the same and provide to Parent promptly (and in any event within 24 hours) after receipt or delivery thereof copies of all correspondence sent to or received by the Company and all information provided by the Company to any Person pursuant to such Company Acquisition Proposal, written indication, request or inquiry.  Without limiting the foregoing, the Company shall promptly (within 24 hours) notify Parent orally and in writing if it determines to provide non-public information or to engage in discussions or negotiations concerning a Company Acquisition Proposal pursuant to this Section 6.3(b).  The Company shall provide Parent and Purchaser with any non-public information provided to a third party that was not previously provided to Parent and Purchaser within 24 hours of such non-public information being provided to a third-party.  The Company shall not, and shall cause the Company Subsidiaries not to, enter into any confidentiality agreement with any Person subsequent to the date of this Agreement that prohibits the Company from providing information to Parent that it is required to provide pursuant to this Section 6.3.

(c) Neither the Company Board of Directors nor any committee thereof shall (i) directly or indirectly withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Purchaser, or publicly propose to do so, (ii) if a Company Acquisition Proposal (including a tender offer or exchange offer for shares of capital stock of the Company that constitutes a Company Acquisition Proposal) is commenced or publicly disclosed, fail to (A) publicly recommend against such tender offer, exchange offer or other Company Acquisition Proposal (including, for these purposes, by taking no position with respect to the acceptance of any such tender offer or exchange offer by the stockholders of the Company, which shall constitute a failure to recommend against acceptance of such tender offer or exchange offer) within ten (10) Business Days of the date on which such Company Acquisition Proposal is first commenced or publicly disclosed and (B) reaffirm the Company Board Recommendation within such ten (10) Business Day period, (iii) approve or recommend, or propose to approve or recommend, any Company Acquisition Proposal, (iv) fail to include the Company Board Recommendation in the Schedule 14D-9 or fail to permit Parent and Purchaser to include the Company Board Recommendation in the Offer Documents, (v) withdraw or modify, or propose to withdraw or modify, the approval by the compensation committee of the Company of any of the compensation arrangements for purposes of satisfying the requirements of the non-exclusive safe-harbor set forth in Rule 14d-10(d)(2) under the Exchange Act or (vi) resolve to do any of the foregoing (any of the actions described in clauses (i) through (vi) of this Section 6.3(c), a “Recommendation Withdrawal”). Notwithstanding anything in this Agreement to the contrary, at any time prior to the Acceptance Time, in response to a Superior Proposal or an Intervening Event, the Company Board of Directors may make a Recommendation Withdrawal or terminate this Agreement pursuant to Section 8.1(d)(i), only if (i) the Company has provided a written notice (a “Notice of Recommendation Withdrawal”) to Parent and Purchaser that (A) states that the Company intends to take such action and sets forth the manner and timing in which it intends to do so and (B) either (x) in the case of a Superior Proposal includes the material terms of the Superior Proposal that is the basis of such action (including the identity of the Person making the Superior Proposal), or (y) in the case of an Intervening Event, includes a description of the Intervening Event in reasonable detail sufficient to enable Purchaser to reasonably determine the effect of the Intervening Event on the value of the Company, (ii) during the three (3) Business Day period following Parent’s and Purchaser’s receipt of the Notice of Recommendation Withdrawal, the Company shall, and shall direct its Representatives to, negotiate with Parent and Purchaser in good faith (to the extent Parent and Purchaser desire to negotiate) to make such adjustments in the terms and conditions of this Agreement as would enable the Company Board of Directors to proceed with the Company Board Recommendation, and (iii) following the end of such three (3) Business Day period, the Company Board of Directors shall have determined in good faith, after consultation with its independent financial advisors and outside legal counsel, taking into account any changes to this Agreement proposed in writing by Parent and Purchaser that both (A) in the case of a Superior Proposal, that the Superior Proposal giving rise to the Notice of Recommendation Withdrawal continues to constitute a Superior Proposal and (B) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law.  Any material amendment to the financial terms or any other material amendment of a Superior Proposal or material change in the Intervening Event that is the basis of Notice of Recommendation Withdrawal shall require a new Notice of Recommendation Withdrawal and the Company shall be required to comply again with the requirements of this Section 6.3(c).

(d) Nothing contained in this Section 6.3 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the Company Stockholders a position contemplated by Rule 14d-9 and 14e-2(a) promulgated under the Exchange Act to the extent required by federal securities Laws or (ii) making any disclosure to the Company Stockholders or taking any position with respect to the Merger if, in the case of this clause (ii), in the good faith judgment of the Company Board of Directors, after consultation with its outside counsel, failure to so take and/or disclose likely would be inconsistent with its fiduciary duties under applicable Law or required to comply with obligations under federal securities Laws; provided, any such disclosure made pursuant to clause (i) or (ii) (other than a "stop, look and listen" letter or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed to be a Recommendation Withdrawal unless the Company Board of Directors expressly reaffirms in such disclosure the Company Board Recommendation; provided, however, that this clause (d) shall not permit the Company to take any action restricted by Section 6.3(a) or (b) or to make a Recommendation Withdrawal except to the extent expressly permitted by Section 6.3(a), (b) or (c).

(e) Nothing contained in this Section 6.3 shall prohibit the Company from responding to any unsolicited proposal or inquiry solely by advising the Person making such proposal or inquiry of the terms of this Section 6.3.

(f) As used in this Agreement, the term:

             (i) "Company Acquisition Proposal" means any inquiry, proposal or offer from any Person other than Parent, Purchaser or any affiliate thereof relating to (i) any direct or indirect acquisition or purchase (whether in a single transaction or a series of transactions) of a business or businesses that constitutes 20% or more of the cash flow, net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole, or 20% or more of any class or series of Company securities, (ii) any tender offer or exchange offer that if consummated would result in any Person beneficially owning 20% or more of any class or series of Company securities, (iii) any merger, reorganization, consolidation, equity investment, joint venture, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company Subsidiary or Company Subsidiaries whose business or businesses constitute(s) 20% or more of the cash flow, net revenues, net income or assets of the Company and the Company Subsidiaries, taken as a whole) or any other transaction similar to any of the foregoing with respect to the Company, in each case other than any Transaction to be effected pursuant to this Agreement; and

             (ii) “Intervening Event“ means any event, development or circumstance (other than any event, development or circumstance relating to a Company Acquisition Proposal) that both (x) occurs, or first becomes known to the Company Board of Directors, subsequent to the date of this Agreement and prior to the Acceptance Time, and (y) that the Company Board of Directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, makes it appropriate to consider a Recommendation Withdrawal.

             (iii) "Superior Proposal" means a written, bona fide unsolicited Company Acquisition Proposal (except the references therein to "20%" shall be replaced by "50%"), the terms of which the Company Board of Directors determines in good faith, after consultation with its independent financial advisors and outside legal counsel, and considering such factors as the Company Board of Directors considers to be appropriate (including the conditionality, certainty of financing and the timing and likelihood of consummation of such proposal on the terms proposed), is more favorable to the Company Stockholders than the Offer; provided, that no Company Acquisition Proposal shall be deemed to be a Superior Proposal if any financing required to consummate such Company Acquisition Proposal is not committed.

Section 6.4 Publicity.  The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company.  Thereafter, except with respect to any Recommendation Withdrawal or any actions taken by the Company or the Company Board of Directors pursuant to, and in accordance with, Section 6.3, so long as this Agreement is in effect, the Company and Parent shall use reasonable efforts to consult with each other before issuing any press release or other public announcement primarily relating to the Transactions or this Agreement.

Section 6.5 Directors' and Officers' Insurance and Indemnification.

(a) The Certificate of Incorporation and By-laws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification,

advancement of expenses and exculpation of present and former directors, officers, employees and agents of the Company than are set forth in the Company Charter and Company By-laws as of the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would affect adversely the rights of individuals who were directors, officers, employees or agents of the Company at or prior to the Effective Time, unless such modification shall be required by Law.

(b) Parent and the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance  and fiduciary liability insurance (collectively, "D&O Insurance") covering acts or omissions occurring at or prior to the Effective Time for a period of not less than six (6) years after the Effective Time; provided, however, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors, officers or fiduciaries; provided that Parent and the Surviving Corporation shall use their respective reasonable best efforts to ensure that any substitution or replacement of existing policies shall not result in any gaps or lapses of coverage with respect to facts, events, acts or omissions occurring at or prior to the Effective Time; provided, further, that if any of the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall obtain substantially similar D&O Insurance; and provided, further, however, that in no event shall Parent or the Surviving Corporation be required to pay annual premiums for insurance under this Section 6.5(b) in excess of 250% of the current annual premiums paid by the Company for such insurance.

(c) Notwithstanding anything herein to the contrary, if any claim, action, suit, proceeding or investigation (whether arising before, at or after the Effective Time) is made against any individual who is now, or who has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director, officer, employee or agent of the Company, on or prior to the sixth anniversary of the Effective Time, the provisions of this Section 6.5 shall continue in effect until the final disposition of such claim, action, suit, proceeding or investigation.

(d) The covenants contained in this Section 6.5 are intended to be for the benefit of, and shall be enforceable by, each of the indemnified parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an indemnified party is entitled, whether pursuant to Law, contract or otherwise.  Parent shall pay all expenses, including reasonable attorneys' fees, that may be incurred by the persons referred to in this Section 6.5 in connection with their successful enforcement of their rights provided in this Section 6.5.

(e) In the event that Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.5.

Section 6.6 Further Action; Reasonable Best Efforts.

(a) Upon the terms and subject to the conditions of this Agreement, each of Parent, Purchaser and the Company agrees to use its respective reasonable best efforts to (i) make promptly its respective filings, and thereafter make any other required submissions, under the HSR Act with respect to the Transactions, (ii) take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the Transactions as promptly as practicable including, but not limited to, using their respective reasonable best efforts to obtain any requisite approvals, consents, authorizations, orders, exemptions or waivers by any third Person or Governmental Entity in connection with the Transactions and to fulfill the conditions to the Offer and the Merger and (iii) not take any action that would be reasonably likely to materially delay or prevent consummation of the Transactions.  If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party hereto shall use their respective reasonable best efforts to take all such action.  In furtherance and not in limitation of the foregoing, each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use its reasonable best efforts to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable, including requesting early termination of the HSR Act waiting period.  In addition, each party hereto agrees that it shall not extend any waiting period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the Transactions contemplated by this Agreement, except with the prior written consent of the other party.

(b) Each of the Company and Parent shall, without limitation, except communications solely for the purpose of scheduling or other logistical matters: (i) promptly notify the other of, and if in writing, furnish the other with copies of (or, in the case of oral communications, advise the other of) any communications from or with any Governmental Entity with respect to the Transactions; (ii) permit the other to review and discuss in advance, and consider in good faith the views of the other in connection with, any proposed written or any oral communication with any such Governmental Entity; (iii) not participate in any meeting or have any communication with any such Governmental Entity unless it has given the other an opportunity to consult with it in advance and, to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate therein; and (iv) furnish the other party with copies of all filings and communications between it (or its Representatives) and any such Governmental Entity with respect to the transactions contemplated by this Agreement; provided, however, that, notwithstanding the foregoing, the rights of the Company and Parent under this Section 6.6(b) may be exercised on their behalf by their respective outside counsel.  Notwithstanding anything to the contrary contained in this Agreement, Parent and Purchaser shall not be obligated to disclose to the Company confidential information of Parent or Parent's ultimate parent entity or Parent's merger notification filings, including the Notification and Report Form submitted pursuant to the HSR Act or communications with respect to confidential information contained therein.

(c) Each of the parties hereto agrees to cooperate and use all reasonable efforts to vigorously contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, Judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that restricts, prevents or prohibits consummation of the Transactions, including by vigorously pursuing all available avenues of administrative and judicial appeal.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.6, if any objections are asserted with respect to the Transactions under any Law or if any suit is instituted (or threatened to be instituted) by the U.S. Federal Trade Commission ("FTC"), the U.S. Department of Justice ("DOJ") or any other applicable Governmental Entity or any private party challenging any of the transactions contemplated hereby as violative of any Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions, each of Parent and Purchaser, on the one hand, and the Company, on the other hand, shall take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Transactions contemplated hereby, including taking all such further action as may be necessary to resolve such objections, if any, as the FTC, the DOJ, state antitrust enforcement authorities or competition authorities of any other nation or other jurisdiction may assert under any Law with respect to the Offer or the Merger, and to avoid or eliminate each and every impediment under any Law that may be asserted by any Governmental Entity with respect to the Offer or the Merger so as to enable the Closing to occur as soon as reasonably practicable (and in any event no later than the Outside Date).  Notwithstanding anything herein to the contrary, Parent shall take any and all action necessary, including but not limited to (w) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of any assets or businesses of Parent or its Subsidiaries or affiliates or of the Company or the Company Subsidiaries, (x) terminating existing relationships, contractual rights or obligations of Parent or its Subsidiaries or affiliates or of the Company or the Company Subsidiaries, (y) creating any relationship, contractual rights or obligations of Parent or its Subsidiaries or affiliates or of the Company or the Company Subsidiaries, or (z) effectuating any other change or restructuring of Parent or its Subsidiaries or affiliates or of the Company or the Company Subsidiaries or otherwise taking or committing to take any actions that after the Closing Date would limit the freedom of Parent or its Subsidiaries' or affiliates' (including the Surviving Corporation's) freedom of action with respect to, or its ability to retain, one or more of its or its Subsidiaries' or affiliates' (including the Surviving Corporation's) businesses, product lines or assets (and in each case, a "Divestiture Action"), to ensure that no Governmental Entity enters any order, or establishes any Law, rule, regulation or other action preliminarily or permanently restraining, enjoining or prohibiting the consummation of the Merger or to ensure that no Governmental Entity with the authority to clear, authorize or otherwise approve the consummation of the Merger fails to do so by the Outside Date; provided, however, that (i) following the date hereof, Parent shall have the sole and exclusive right to propose, negotiate, offer to commit and effect, any Divestiture Action and shall provide the Company with prompt notice of any such proposals, negotiations or offers and the material terms thereof; (ii) to the extent permitted by applicable Law, Parent shall promptly apprise the Company of communications regarding any Divestiture Action, except communications solely related to scheduling or logistical matters; (iii) Parent's obligation to undertake a Divestiture Action shall not apply to any asset or business of Parent or its Subsidiaries or affiliates other than the legal-publication assets and businesses of the foregoing; and (iv) Parent, Purchaser, the Company, or any of their respective Subsidiaries or affiliates shall not  become subject to, or consent or agree to or otherwise take any action with respect to, any requirement, condition, understanding, agreement or order of a Governmental Entity to sell, to hold separate or otherwise dispose of, or to conduct, restrict, operate, invest or otherwise change their respective assets or businesses, unless such requirement, condition, understanding, agreement or order is binding only in the event that the Closing occurs.  If any Divestiture Action requires action by or with respect to the Company or the Company Subsidiaries or its businesses or assets, and such action would constitute a breach of Section 5.1, Parent hereby agrees to consent to the taking of such action by the Company or the Company Subsidiaries and any such action may, at the discretion of the Company, be conditioned upon consummation of the Transactions.

Section 6.7 Approval of Compensation Arrangements.  Prior to the expiration of the Offer (as such date may be extended in accordance with this Agreement), each of Parent and the Company shall take all actions necessary so that any Arrangements that have been or will be entered into after the date of the Agreement by the Company or its Subsidiaries with Covered Securityholders will be exempt under Rule 14d-10(d) under the Exchange Act and the instructions thereto and to ensure that the "safe harbor" provided pursuant to Rule 14d-10(d) is otherwise applicable thereto.

Section 6.8 Employee Benefits Matters.  For purposes of this Section 6.8, the term "Company Employee" shall mean each individual who is employed by the Company or a Company Subsidiary as of the Effective Time.

(a) Except as otherwise provided in an individual employment agreement or any collective bargaining agreement, for a period of two (2) years following the Effective Time, the Surviving Corporation shall provide compensation (including salary, cash bonus, commissions, and other incentives, but not including equity incentives) and benefits to Company Employees that are no less favorable in the aggregate than the levels of such compensation and benefits provided to such Company Employees by the Company immediately before the Effective Time, provided, however, that such compensation and benefits provided by the Company immediately before the Effective Time shall be determined exclusive of any right to purchase Shares or equity incentive awards or cash bonuses awarded under the Company’s profit-sharing plan.

(b) As of and after the Effective Time, the Surviving Corporation shall credit each non-union Company Employee for purposes of eligibility, vesting and benefit accrual for all of the Company Employee’s service with the Company and the Company’s Subsidiaries and their respective predecessor entities, if any, under any and all employee compensation and incentive plans, and under any and all benefit plans, programs, policies and arrangements (including vacation and leave of absence policies), maintained for the benefit of Company Employees as of and after the Effective Time by the Surviving Corporation or its Affiliates (each, a “Surviving Corporation Plan”) to the extent such service was recognized for such purpose by the Company Plan (but not for purposes of benefit accrual under a defined benefit pension plan or long-term incentive plan or to the extent that such credit would result in a duplication of benefits).  With respect to each Surviving Corporation Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), the Surviving Corporation shall:  (i) cause there to be waived any pre-existing condition or eligibility limitations except to the extent such limitations as to preexisting conditions eligibility were applicable to a Company Employee under a Company Plan that is a welfare benefit plan and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed or reimbursable to, Company Employees under similar Company Plans for the calendar year in which the Effective Time occurs.  Without limiting the foregoing, the Surviving Corporation shall permit each Company Employee who satisfied the eligibility requirements of the Company’s 401(k) plan to participate in the 401(k) plan of the Surviving Corporation immediately following the Effective Time.

(c) Without limiting and in any event notwithstanding the foregoing provisions of this Section 6.8, upon the termination of employment from Parent or its Subsidiaries (or their successors) of a Company Employee: (i) who is not employed pursuant to a collective bargaining agreement and (ii) who would have been entitled to post-retirement medical and life insurance benefits under the programs of the Company and the Company Subsidiaries as in effect as of the date hereof if the employment of such individual with the Company and the Company Subsidiaries terminated as of the date hereof (such Company Employee, a “Currently Eligible Retiree”) or within eighteen months of the date hereof (such Company Employee, a “Future Eligible Retiree”), the Surviving Corporation shall provide to each Currently Eligible Retiree and Future Eligible Retiree, upon their respective termination of employment with Parent and its Subsidiaries (or their successors), post-retirement medical and life insurance benefits substantially identical to those provided from time to time to otherwise similarly situated retirees receiving such benefits under the programs of the Company or a Company Subsidiary as of the date hereof (treating service after the Closing with Parent or its Subsidiaries (or their successors) as service with the Company); provided, that the foregoing shall not prohibit the amendment or termination of such benefits if such benefits are similarly amended or terminated for all current or former employees of the Company and the Company Subsidiaries or for only current employees who are not Currently Eligible Employees or Future Eligible Retirees.

(d) From and after the Effective Time, the Surviving Corporation shall honor, in accordance with its terms and conditions, (i) each collective bargaining agreement to which the Company or any Company Subsidiary is a party, (ii) each existing employment, change in control, severance and termination protection plan, policy or agreement of or between the Company or any Company Subsidiary and any officer, director or employee of the Company that is disclosed under Section 3.11(a) of the Company Disclosure Schedule, (iii) all existing obligations and/or accrued benefits under any employee benefit plan, policy, program or arrangement of the Company or any Company Subsidiary that are disclosed under Section 3.11(a) of the Company Disclosure Schedule, and (iv) except as otherwise provided in an individual employment agreement, all obligations and/or accrued benefits under all plans, programs or agreements of the Company or any Company Subsidiary that provide for bonuses that are disclosed under Section 3.11(a) of the Company Disclosure Schedule.

(e) Nothing in this Section 6.8 shall create any third-party beneficiary rights in any employee or former employee of the Company in respect of continued employment (or resumed employment) with Parent or the Surviving Corporation.  Nothing contained herein shall preclude Parent or the Surviving Corporation from terminating the employment of any

Company Employee or changing the terms and conditions of employment applicable to any Company Employee at any time and for any reason to the extent permitted by applicable Law.  Nothing contained in this Section 6.8 shall (i) amend, or be deemed to amend, any Company Plan, (ii) provide any Person not a party to this Agreement with any right, benefit or remedy with regard to any Company Plan or a right to enforce any provision of this Agreement, or (iii), except as otherwise provided in this Section 6.8, limit in any way the Surviving Corporation’s ability to amend or terminate any Company Plan at any time in accordance with its terms and applicable Law.

Section 6.9 Rockville PSA.  From the date of this Agreement until the Effective Time, the Company shall cause the Rockville Seller to (i) comply in all material respects with its obligations and covenants under the Rockville PSA and (ii) enforce in all material respects all covenants and obligations of the Rockville Purchaser under the Rockville PSA.

Section 6.10 State Takeover Laws.  The Company and Parent and their respective Boards of Directors shall (a) use reasonable best efforts to ensure that the restrictions of no state takeover Law or similar Law is or becomes applicable to this Agreement, the Offer, the Merger or any of the other Transactions and (b) if any state takeover Law or similar Law becomes applicable to this Agreement, the Offer, the Merger, or any of the other Transactions, use reasonable best efforts to ensure that the Offer, the Merger, and the other Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement, the Offer, the Merger and the other Transactions.

Section 6.11 Shareholder Litigation.  The Company shall give Parent the opportunity to participate in and, if Parent so elects, the Company and Parent shall reasonably cooperate with respect to, the defense or settlement of any shareholder litigation against the Company and/or its directors or executive officers relating to the Offer, this Agreement or any of the Transactions, whether commenced prior to or after the execution and delivery of this Agreement, and shall not settle or offer to settle any such litigation without the prior written consent of Parent, which shall not be unreasonably withheld.

ARTICLE VII

CONDITIONS

Section 7.1 Conditions to Each Party's Obligations to Effect the Merger.  The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, the Purchaser and the Company, as the case may be, to the extent permitted by applicable Law:

(a) The Company Stockholder Approval shall have been obtained, to the extent required by the DGCL;

(b) No statute, rule, executive order, decree, ruling, injunction, or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect prohibiting consummation of the Merger; provided, however, that subject to the terms and provisions herein provided (including but not limited to Section 6.6 of this Agreement) prior to invoking this condition each party shall use its reasonable best efforts to have any such decree, ruling, order or injunction vacated.

(c) Parent, Purchaser or their affiliates shall have purchased, or caused to be purchased, the Shares validly tendered and not properly withdrawn pursuant to the Offer.

ARTICLE VIII

TERMINATION

Section 8.1 Termination.  This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) By mutual written consent of Parent, Purchaser and the Company at any time prior to the Acceptance Time; or

(b) By either Parent or the Company if:

             (i) prior to the Acceptance Time, a court of competent jurisdiction or other Governmental Entity shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting any of the Transactions (including each of the Offer and the Merger), and such order or action shall have become final and unappealable; provided however that the right to terminate the Agreement under this Section 8.1(b)(i) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such order or the taking of such action; or

             (ii) on or after the Outside Date if the Acceptance Time shall not have occurred by such date; provided, that the right to terminate this Agreement under this Section 8.1(b)(ii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Offer  to be consummated on or before the Outside Date; for purposes of this Agreement, the “Outside Date” shall be February 29, 2012  provided that if, as of such date, the waiting period, and any extensions thereof, applicable to the Transactions pursuant to the HSR Act shall have not expired or been terminated, or there is a pending action by any Governmental Entity seeking to prohibit or restrict Parent’s ownership of the Company or any Company Subsidiary or the operation by Parent of any of its or the Company’s businesses or assets, then, unless the failure to expire or terminate or such action relates to a Divestiture Action which Parent is not obligated to take pursuant to Section 6.6(d)(iii) and Parent has notified the Company that it does not intend to take such Divestiture Action,  either Parent or the Company may, in its sole discretion, extend such date to a date no later than June 30, 2012; or

(c) By Parent if:

             (i) prior to the Acceptance Time (A) a Recommendation Withdrawal occurs, or the Company recommends, adopts or approves any Company Acquisition Proposal or (B) the Company Board of Directors shall have failed to publicly confirm the Company Board Recommendation within ten (10) Business Days of receipt of a written request by Parent that it do so after the Company receives or otherwise becomes aware of a Company Acquisition Proposal; or

             (ii) prior to the Acceptance Time, the Company shall have breached or failed to perform any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (c) or paragraph (d) of Annex I hereto and (B) is not cured or is incapable of being cured by the earlier of (x) thirty (30) days after the giving of written notice to the Company or (y) the Outside Date; provided, that Parent or Purchaser is not then in material breach of this Agreement; or

             (iii) Parent or Purchaser shall have terminated the Offer, or the Offer shall have expired, without Parent or Purchaser purchasing any Shares pursuant thereto; provided, that Parent may not terminate this Agreement pursuant to this Section 8.1(c)(iii) if it or Purchaser is in material breach of this Agreement; or

             (iv) prior to the Acceptance Time, if the Company materially breaches the covenants contained in Section 6.3 of this Agreement; or

             (v) prior to the Acceptance Time, the trustees of the trust holding Class A Shares under the BNA 401(k) Plan shall have determined not to permit participants in the BNA 401(k) Plan to elect whether or not to tender Class A Shares pursuant to the Offer; or

(d) By the Company if:

             (i) prior to the Acceptance Time, a Recommendation Withdrawal occurs in order to approve and permit the Company to execute a definitive agreement providing for a Superior Proposal or as a result of an Intervening Event; provided that the Company shall have first complied with Section 6.3(c) of this Agreement; and further provided that simultaneously with any termination of this Agreement pursuant to this Section 8.1(d)(i), the Company shall pay to Parent the Termination Fee (as defined below); or

             (ii) prior to the Acceptance Time, Parent or the Purchaser shall have breached or failed to perform any of the representations, warranties,

covenants or agreements contained in this Agreement which (A) would reasonably be expected to have a Parent Material Adverse Effect and (B) is not cured or is incapable of being cured by the earlier of (x) thirty (30) days after the giving of written notice to Parent or (y) the Outside Date; or

             (iii) Parent or Purchaser shall have terminated the Offer, or the Offer shall have expired, without Parent or Purchaser purchasing any Shares pursuant thereto; provided, that the Company may not terminate this Agreement pursuant to this Section 8.1(d)(iii) if the Company is in material breach of this Agreement.

Section 8.2 Notice of Termination; Effect of Termination.

(a) In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement shall forthwith become null and void (except for the second sentence of Section 6.2, and for Sections 9.2, 9.3, 9.4, 9.5, 9.6, 9.7, 9.8, 9.11, 9.13, 9.15 and this Section 8.2, which shall survive such termination) and there shall be no liability on the part of Parent, Purchaser or the Company, except (i) as set forth in Section 6.2 and this Section 8.2, (ii) nothing herein shall relieve any party from liability for damages incurred or suffered by the other party as a result of fraud or any breach of this Agreement that is willful or intentional, and (iii) claims for a breach of Section 4.7 shall survive termination of this Agreement.

(b) If:

             (i)  Parent shall have terminated this Agreement pursuant to Section 8.1(c)(i) or Section 8.1(c)(iv);

             (ii) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(i); or

             (iii) (A) either (w) Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(ii), (x) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(ii), (y) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(iii) due to a failure to satisfy the Minimum Condition or pursuant to Section 8.1(c)(v) or (z) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(iii), (B) prior to termination of this Agreement pursuant to Section 8.1(b)(ii), 8.1(c)(ii), 8.1(c)(iii), 8.1(c)(v) or 8.1(d)(iii), a Person shall have made or publicly announced a Company Acquisition Proposal that was not bona fide and irrevocably withdrawn at the time of termination and (C) within twelve (12) months after any such termination either (1) the Company enters into an agreement with respect to a Company Acquisition Proposal or (2) a Company Acquisition Proposal is consummated; provided, that for the purpose of this Section 8.2(b)(iii), all references in the definition of "Company Acquisition Proposal" to "20%" shall instead be deemed to refer to "50%";

then the Company shall pay to Parent the Termination Fee (A) concurrently with such termination in the case of a termination pursuant to Section 8.1(d)(i), (B) within five (5) Business Days after such termination in the case of a termination pursuant to Section 8.1(c)(i) or Section 8.1(c)(iv) and (C) upon the earlier of the entry into an agreement with respect to a Company Acquisition Proposal or the consummation of a Company Acquisition Proposal in the case of a termination pursuant to Section 8.1(b)(ii), 8.1(c)(ii), 8.1(c)(iii), 8.1(c)(v) or 8.1(d)(iii).  The Termination Fee shall be paid by wire transfer of immediately available funds to such account as Parent may designate in writing to the Company.  In the event this Agreement is terminated either (x) pursuant to Section 8.1(b)(ii),  8.1(c)(iii), 8.1(c)(v), or 8.1(d)(iii) at a time when all of the conditions to the Offer set forth on Annex I other than the Minimum Condition (and those conditions which by their nature can only be satisfied at the Acceptance Time such as condition (ii)(e)) are satisfied, or (y)  pursuant to 8.1(c)(ii), the Company shall pay Parent or its designees by wire transfer, as promptly as practicable (but in any event within two (2) Business Days) reasonable, documented out-of-pocket expenses and fees incurred by Parent or Purchaser in connection with the Transactions up to a maximum of $10 million (the “Expense Reimbursement”), which shall be credited against the Termination Fee to the extent the Termination Fee is ultimately payable by the Company.  Notwithstanding anything to the contrary in this Agreement (including in Section 9.9) other than the proviso to this sentence, the parties agree that the payment of the Termination Fee and the Expense Reimbursement shall be the sole and exclusive remedy available to Parent and Purchaser with respect to this Agreement and the Transactions in the event the Termination Fee or Expense Reimbursement becomes due and payable under the terms of this Agreement, and, upon payment of the Termination Fee, the Company shall have no further liability to Parent and Purchaser hereunder; provided that the foregoing limitation shall not apply in the event of any liabilities or damages incurred or suffered by Parent or Purchaser in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

             (iv) As used in this Agreement, “Termination Fee“ means $40 million; provided, however, if the Termination Fee is payable with respect to a termination arising out of an Intervening Event, the Termination Fee shall be one and one-half times (1.5x) such amount.

(c) If: (A) either (x) Parent or the Company shall have terminated this Agreement pursuant to Section 8.1(b)(i) in connection with Antitrust Law or pursuant to Section 8.1(b)(ii), (y) Parent shall have terminated this Agreement pursuant to Section 8.1(c)(iii) or (z) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(iii); (B) at the time of such termination, all of the conditions to the Offer set forth on Annex I other than (ii)(f)(i) shall have been satisfied; and (C) the failure of condition (ii)(f)(i) of Annex I is due to the election of Parent pursuant to Section 6.6(d)(iii) not to take a Divestiture Action with respect to any asset or business other than its legal publication assets or businesses, then Parent shall pay the Company a fee equal to the Termination Fee (the “Reverse Termination Fee”):  (A) concurrently with such termination in the case of a termination by Parent or (B) within five (5) Business Days after such termination in the case of a termination by the Company.  The Reverse Termination Fee shall be paid by wire transfer of immediately available funds to such account as the Company may designate in writing to Parent.  Notwithstanding anything to the contrary in this Agreement (including in Section 9.9), the parties agree that the payment of the Reverse Termination Fee shall be the sole and exclusive remedy available to the Company with respect to this Agreement and the Transactions in the event the Reverse Termination Fee becomes due and payable under the terms of this Agreement, and, upon payment of the Reverse Termination Fee, Parent and Purchaser shall have no further liability to the Company hereunder.

(d) The parties acknowledge and agree that (i) the agreements contained in this Section 8.2 are an integral part of the Transactions, (ii) the damages resulting from termination of this Agreement under circumstances where a Termination Fee or Expense Reimbursement is payable by the Company or the Reverse Termination Fee is payable by Parent, are uncertain and incapable of accurate calculation and therefore, the amounts payable pursuant to Section 8.2(b) and 8.2(c) are not a penalty, but rather are liquidated damages in a reasonable amount that will compensate the recipient for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Transactions, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1 Amendment and Modification; Waiver.

(a) Subject to applicable Law and as otherwise provided herein, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the Class A Stockholders contemplated hereby, by written agreement of the parties hereto, but, after the approval of this Agreement by the Class A Stockholders, no amendment shall be made which by Law requires further approval by such stockholders without obtaining such further approval.  This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

(b) The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

Section 9.2 Non-survival of Representations and Warranties.  None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive beyond the earlier of termination of this Agreement or the Effective Time.  The Confidentiality Agreement shall survive any termination of this Agreement, and the provisions of such Confidentiality Agreement shall apply to all information and material delivered by any party hereunder.  This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Effective Time.

Section 9.3 Expenses.  All fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses, except as provided in Section 8.2.

Section 9.4 Certain Definitions.  As used in this Agreement, the following terms shall have the meanings indicated below.

"Business Day" shall mean a day other than Saturday or Sunday and on which commercial banks are open for business in New York, New York; provided, that in connection with the Offer, Business Day shall have the meaning set forth in Rule 14d-1(g)(3) under the Exchange Act.

"Code" shall mean the Internal Revenue Code of 1986, as amended.

"Knowledge" of any Person which is not an individual means the actual knowledge of such Person's executive officers.

"Person" means a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Section 9.4 shall have the meanings assigned to such terms in this Agreement.

Section 9.5 Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when sent to the recipient by telecopy (receipt electronically confirmed by sender’s telecopy machine and with a confirmatory email as set forth below) if prior to 5:00 p.m., otherwise on the next day, (c) one Business Day after the date when sent to the recipient by reputable express courier service (charges prepaid), or (d) seven Business Days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Parent or the Purchaser, to:

Bloomberg Inc.
731 Lexington Avenue
New York, NY 10022
Facsimile sent to both: (917) 369-5500 (confirmed by email
ddoctoroff@bloomberg.net) and (917) 369-3529 (confirmed by
email to cwwalters@bloomberg.net)
Attention: Daniel Doctoroff, President and Chief Executive Officer

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Facsimile:  (212) 728-8111 (confirmed by email

mlefkort@willkie.com)
Attention:  Maurice M. Lefkort

and

(b) if to the Company, to:

The Bureau of National Affairs, Inc.
1801 South Bell Street
Arlington, VA  22202
Facsimile:  (703) 341-1689 (confirmed by email elin@bna.com)
Attention:  Eunice F. Lin, Esq., Executive Vice President & General Counsel

with a copy to (which shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, NW
Washington, DC 20005
Facsimile:  (202) 393-5760 (confirmed by email marc.gerber@skadden.com)
Attention:  Michael P. Rogan
    Marc S. Gerber

Section 9.6 Interpretation.  When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated.  Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation."  As used in this Agreement, the term "affiliates" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.  The words describing the singular number shall include the plural and vice versa.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.  Headings of the Articles and Sections of this Agreement, the Table of Contents and the Index of Defined Terms are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

Section 9.7 Jurisdiction; Waiver of Jury Trial.

(a) Each of Parent, Purchaser and the Company hereby expressly and irrevocably submits to the exclusive personal jurisdiction of the Delaware Court of Chancery or, if said court lacks jurisdiction by virtue of federal Law, any court of the United States located in the State of Delaware (the "Delaware Court") in connection with all disputes arising out of or in connection with this Agreement or the Transactions and agrees not to commence any litigation relating thereto except in such court.  Each such party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the

Transactions to which any of them may be entitled by reason of its present or future domicile.  Notwithstanding the foregoing, each such party agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a Judgment entered by the Delaware Court in any other court or jurisdiction.

(b) Each of the parties to this Agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the Transactions.

Section 9.8 Service of Process.  Each of Parent, Purchaser and the Company irrevocably consents to the service of process outside the territorial jurisdiction of the Delaware Courts in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.5 of this Agreement.  However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 9.9 Specific Performance.  Each of Parent, Purchaser and the Company acknowledges and agrees that in the event of any breach of this Agreement, each non-breaching party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the parties hereto (i) will waive, in any action for specific performance, the defense of adequacy of a remedy at Law and (ii) shall be entitled, in addition to any other remedy to which they may be entitled at Law or in equity, to compel specific performance of this Agreement and to injunctive relief, and the parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such specific performance or injunctive relief.  For the avoidance of doubt, the parties agree that the Company shall be entitled to enforce specifically the terms and provisions of this Agreement to prevent breaches of or enforce compliance with those covenants of Parent or Purchaser that require Parent or Purchaser to consummate the Transactions.  The Company's pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which the Company may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the Company in the case of a breach of this Agreement involving fraud or willful or intentional misconduct.

Section 9.10 Counterparts.  This Agreement may be executed manually or by facsimile by the parties hereto, in any number of counterparts, each of which shall be considered one and the same agreement and shall become effective when a counterpart of this Agreement shall have been signed by each of the parties and delivered to the other parties.

Section 9.11 Entire Agreement; Third-Party Beneficiaries.  This Agreement and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement).  Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except (a) for the third-party beneficiaries contemplated by Section 6.5 and (b) from and after the Effective Time, holders of Shares shall have the right to receive the Merger Consideration pursuant to the terms and conditions of Article II.

Section 9.12 Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Section 9.13 Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware without giving effect to the principles of conflicts of Law thereof.

Section 9.14 Assignment.  This Agreement shall not be assigned by any of the parties hereto (whether by merger, operation of Law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign any or all of its rights, interests and obligations hereunder to Parent, but no such assignment shall relieve Parent or Purchaser of any of its obligations under this Agreement.  Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and permitted assigns.  Any purported assignment not permitted under this Section 9.14 shall be null and void.

Section 9.15 Joint and Several Liability; Obligation of Parent; Non-Recourse Against Others. Parent and Purchaser hereby agree that they will be jointly and severally liable for all covenants, agreements, obligations and representation and warranties made by either of them in this Agreement.  Whenever this Agreement requires Purchaser to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause Purchaser to take such action and a guarantee of the payment and performance thereof.  Notwithstanding anything that may be expressed or implied in this Agreement or any document or instrument delivered in connection with the Transactions, the Company acknowledges and agrees that it has no right of recovery against, and no liability shall attach to, the former, current or future stockholders, directors, officers, employees, agents, affiliates or Representatives of Parent or Purchaser, whether by or through attempted piercing of the corporate veil or otherwise. The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its respective affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, this Agreement or the Transactions against the parties described in the preceding sentence.

IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

BLOOMBERG INC.

By:         /s/ Peter Grayer
         Name:   Peter Grayer
         Title:     Chairman of the Board and Treasurer

BRASS ACQUISITION CORP.

 By:         /s/ Peter Grayer
          Name:   Peter Grayer
          Title:     Chairman

THE BUREAU OF NATIONAL AFFAIRS, INC.

 By:         /s/ Paul Wojcik
      Name:   Paul Wojcik
          Title:     Chairman and Chief Executive Officer

ANNEX I

CONDITIONS TO THE TENDER OFFER

Notwithstanding any other provision of the Offer, and in addition to (and not in limitation of) Purchaser's right to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares, and may terminate the Offer as to any Shares not then paid for, if by the expiration of the Offer (as it may be extended in accordance with the requirements of Section 1.1 of the Agreement), (i) the Minimum Condition shall not be satisfied or (ii) at any time on or after the date of the Agreement and prior to the acceptance of Shares, any of the following events shall occur and be continuing:

(a) there shall be any Law or order enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger that prohibits or makes illegal consummation of the Offer or the Merger;

(b) since the date of the Agreement, there shall have occurred any effect, change, development, event or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;

(c) any of the representations and warranties of the Company: (i) set forth in Section 3.3 (Capitalization) shall not be true and correct in all material respects as of the date of the Agreement and at all times prior to the consummation of the Offer as if made at and as of such time (except that any such representation or warranty that is made as of a specified date shall be true and correct in all material respects as of such specified date) (solely for purposes of this clause (i), material shall mean $1,000,000); and (ii) set forth in Article III hereof (other than the Sections of Article III referred to in clause (i) above), without giving effect to any materiality or “Company Material Adverse Effect” qualifications therein, shall not be true and correct in each case as of the date of the Agreement and at all times prior to the consummation of the Offer as if made at and as of such time (except that any such representation or warranty that is made as of a specified date shall be true and correct in all respects as of such specified date), except in the case of this clause (ii) for such failures to be true and correct as either individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(d) the Company shall have breached or failed, in any material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under the Agreement at or prior to the date of determination;

(e) Parent and Purchaser shall not have received a certificate executed by the Company’s Chief Executive Officer and Chief Financial Officer confirming on behalf of

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the Company that the conditions set forth in clauses (b), (c) and (d) of paragraph (ii) of this Annex I are duly satisfied immediately prior to the Acceptance Time;

(f) (i) the applicable waiting period (and any extension thereof) applicable to the Transactions (including the Offer and the Merger) under the HSR Act or any other Antitrust Law shall not have expired or been terminated and (ii) all other consents, permits, notification and approvals of Governmental Entities in connection with the execution and delivery of the Agreement and the consummation of the Transactions shall not have been obtained, except in the case of this clause (ii) where the failure to obtain such consent, permit, notification or approval, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;

(g) the Company shall have entered into a definitive agreement or agreement in principal with any Person with respect to a Company Acquisition Proposal;

(h) the Company Board of Directors shall have made a Recommendation Withdrawal; or

(i) the Agreement shall have been terminated in accordance with its terms.

The foregoing conditions are for the sole benefit of Parent and Purchaser and may be waived by Parent or Purchaser in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser, subject in each case to the terms of the Agreement.  The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

The capitalized terms used herein shall have the meanings set forth in the Agreement and Plan of Merger to which this Annex I is annexed.

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Exhibit A

Form of Amended and Restated
Certificate of Incorporation of the Surviving Corporation

1. The name of the corporation is The Bureau of National Affairs, Inc. (the “Corporation”).

2. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware, 19808.  The name of its registered agent at such address is Corporation Service Company.

3. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. The total number of shares of stock which the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock with the par value of $0.01 per share.

5. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

6. Unless and except to the extent that the By-laws of the Corporation (the “By-laws”) shall so require, the election of directors of the Corporation need not be by written ballot.

7. The Corporation expressly elects not to be governed by Section 203 of the DGCL.

8. To the fullest extent permitted under the DGCL, as amended from time to time, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.  Any amendment or repeal of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

9. To the fullest extent permitted by law, the Corporation shall indemnify any person who is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of a subsidiary of the Corporation, from and against any and all expenses and liabilities.  Any amendment or repeal of the foregoing provision shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment or repeal.

10. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner

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now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Section.

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